Filed Pursuant to Rule 424(b)(5)
Registration No.333-295142

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 31, 2026

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 27, 2026)

2,200,000 SHARES OF
VARIABLE RATE SERIES C PERPETUAL PREFERRED STOCK

DeFi Development Corp. is offering 2,200,000 shares of our Variable Rate Series C Perpetual Preferred Stock, par value $0.00001 per share, (the “CHAD Stock”). The CHAD Stock will have a stated amount of $10.00 per share and an initial liquidation preference of $10.00 per share. The liquidation preference will be subject to adjustment in the manner described in this prospectus supplement. However, the liquidation preference will not be adjusted to an amount that is less than $10.00 per share.
DIVIDENDS
The CHAD Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at a variable annual rate as described more fully below and elsewhere in this prospectus supplement. Regular dividends, if any, will accumulate on the stated amount of the CHAD Stock, which is $10.00 per share, from and including the initial issuance date, on a daily basis and will be payable when, as and if declared by our Board of Directors (as defined in this prospectus supplement) or any duly authorized committee thereof, out of funds legally available for their payment, on each business day of each calendar month based on the applicable annual dividend rate. The first regular dividend payment will occur on October 1, 2026 and will be payable to holders of record as of the close of business on September 30, 2026 as a single payment for the period from the initial issuance date through September 30, 2026, and shall not be subdivided into daily installments. Thereafter, regular dividends will be payable on each business day, when, as and if declared by our Board of Directors. The applicable dividend is expected to be declared by our Board of Directors or any duly authorized committee thereof for each monthly period in advance. Holders of record as of the close of business on the immediately preceding business day will be entitled to receive the applicable regular dividend payment. At the closing of this offering, we intend to establish a dividend reserve in an amount equal to 12 months of dividend payments (assuming dividend payments are made at a rate of 13.00% per annum) calculated as of the date of this offering (the “Dividend Reserve”) by depositing $1.30 per share of CHAD Stock into a separate account (the “Dividend Payment Account”) funded by us with existing cash and cash equivalents, financial instruments and/or digital assets.
The initial regular dividend rate will be 13.00% per annum. Thereafter, prior to the commencement of each calendar month, our Board of Directors, or a duly authorized committee thereof, will determine the regular annual dividend rate applicable to the CHAD Stock at least monthly and may determine or adjust the regular dividend rate more frequently, in its sole absolute discretion, based on market conditions, the trading price of the CHAD Stock, prevailing interest rates, comparable market yields, the Company’s liquidity and capital needs and such other factors as the Board of Directors or such committee determines to be relevant. The Board of Directors right to adjust the regular dividend rate will be subject to certain restrictions. For example, the Board of Directors will not be able to reduce the regular dividend rate by more than 50 basis points.

Our current intention, which is subject to change in our sole and absolute discretion, is to adjust the regular dividend rate in such a manner as we believe will maintain the CHAD Stock’s trading price within its stated long-term range between $9.95 and $11.00 per share. For example, if the trading price of the CHAD Stock exceeds $11.00, our current intention would be to reduce the regular dividend rate with the goal of causing the trading price of the CHAD Stock to decrease. Similarly, if the trading price of the CHAD Stock is less than $9.95, our current intention would be to increase the regular dividend rate with the goal of causing the trading price of the CHAD Stock to appreciate. Our Board of Directors will take any such actions in its sole discretion based on its subjective assessment of market conditions and the measures they believe are necessary to achieve our intended objectives. See “Risk Factors—Risks Related to this Offering and Our CHAD Stock—We may be unsuccessful in achieving, or may abandon, our current intention of adjusting the regular dividend rate in such a manner as we believe (in our sole and absolute judgment) would be designed to cause the CHAD Stock to trade at prices, or otherwise have a value, within its targeted long-term trading range between $9.95 and $11.00 per share” and “Risk Factors—Risks Related to this Offering and Our CHAD Stock—Our right to unilaterally reduce the regular dividend rate could cause the CHAD Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the CHAD Stock to decrease, and could otherwise significantly harm investors.” Further, for any additional shares of CHAD Stock that we issue (whether pursuant to an equity line of credit agreement or in an “at-the-market” or similar offering or otherwise following the listing of the CHAD Stock on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (the “Nasdaq Capital Market”)), our current intention (which is subject to change in our sole and absolute discretion) is to issue any such shares of CHAD Stock at a price per share not less than $9.95 or more than $11.00.
REDEMPTION AND REPURCHASE
We will have the right, at our election, to redeem all, or any whole number of shares, of the issued and outstanding CHAD Stock, at any time, and from time to time, on a redemption date on or after the first date on which the CHAD Stock is listed on the Nasdaq Capital Market, at a cash redemption price per share of CHAD Stock to be redeemed equal to $11.00 per share of CHAD Stock to be redeemed (or such higher amount as may be chosen in our sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption), plus accumulated and unpaid regular dividends, if any, thereon to, and including, the redemption date. We will also have the right, at our election, to redeem all, and not less than all, of the CHAD Stock, at any time, for cash if the total number of shares of all CHAD Stock then outstanding is less than 25% of the total number of shares of CHAD Stock originally issued in this offering and in any future offering taken together, at a cash redemption price per share of CHAD Stock to be redeemed equal to the liquidation preference per share of CHAD Stock as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid daily dividends, if any, thereon to, and including, the redemption date. In addition, we will have the right to redeem all, but not less than all, of the CHAD Stock if a “tax event” (as defined in this prospectus) occurs, at a cash redemption price equal to the liquidation preference of the CHAD Stock to be redeemed as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid regular dividends, if any, thereon to, and including, the redemption date.
If a “fundamental change” (as defined in this prospectus) occurs, then, except as described in this prospectus, holders of CHAD Stock will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of CHAD Stock at a cash repurchase price equal to the stated amount of the CHAD Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, and including the fundamental change repurchase date.
LISTING AND ATM OFFERING
We have applied to list CHAD Stock on the Nasdaq Capital Market under the symbol “CHAD” and we expect trading to commence promptly following the date of initial issuance of CHAD Stock. We also intend to enter into a distribution agreement for an at-the-market offering (“ATM”) program pursuant to which one or more agents would offer shares of CHAD Stock as soon as reasonably practicable following the listing of the CHAD Stock on the Nasdaq Capital Market; however, the terms of such an offering have not been established and there can be no assurance as to when or on what terms we would commence an ATM for the CHAD Stock. Our common stock (as defined in this prospectus supplement) is listed on the Nasdaq Capital Market under the symbol “DFDV.”

	Per Share	Total
Public offering price	$9.00
Underwriting discounts and commissions(1)
Proceeds, before expenses, to us
(1) For additional information about underwriting compensation, see “Underwriting”.
This offering is being conducted on a firm commitment basis. We have granted the underwriter a 30-day option to purchase up to an additional 330,000 shares of CHAD Stock at the public offering price, less underwriting discounts and commissions.
Investing in our CHAD Stock involves a number of significant risks. Before making an investment decision, please carefully read “Risk Factors” beginning on page S-10 of this prospectus supplement and “Risk Factors” in the accompanying prospectus. Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect to deliver the CHAD Stock in book-entry form through the facilities of The Depository Trust Company on or about _____________, 2026, which will be the ______ business day after the initial trade date for the CHAD Stock (this settlement cycle being referred to as “T+____”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade CHAD Stock before the business day before the settlement date must, because the CHAD Stock initially will settle T+___, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Sole Book Running Manager
R.F. Lafferty & Co., Inc.
The date of this prospectus supplement is __________, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

Unless otherwise stated or the context otherwise requires, references to “DeFi”, “Company”, “we”, “us”, “our”, or similar references mean DeFi Development Corp., together with its subsidiaries.

Trademarks, Trade Names and Service Marks
Solely for convenience, our trademarks, trade names and service marks referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus, or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a shelf registration statement on Form S-3 (File No. 333-295142) that we have filed with the SEC on April 17, 2026 and was declared effective by the SEC on April 27, 2026, utilizing a “shelf” registration process. Under the shelf registration process, we are offering 2,200,000 shares of our CHAD Stock under this prospectus supplement and accompanying base prospectus in a firm commitment underwriting offer.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectuses we may provide to you in connection with this. Neither we nor the underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.
Furthermore, you should not consider this prospectus supplement and the accompanying base prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying base prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying base prospectus.
S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before investing in our CHAD Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections titled “Risk Factors - Risk Factors Related to This Offering,” in this prospectus supplement and “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.
THE COMPANY
DeFi Development Corp., a Nevada corporation, is a publicly traded company focused on building and managing a digital asset treasury strategy centered on the Solana blockchain ecosystem. We also provide an artificial intelligence (“AI”) platform that connects commercial mortgage and small business borrowers looking for debt to refinance, build, or buy commercial property, including apartment buildings, to commercial property lenders.
Our primary business strategy focuses on the acquisition, long-term holding, and active management of Solana ("SOL") and SOL-related digital assets. Our treasury strategy includes accumulating SOL, locked SOL, liquid staking tokens such as dfdvSOL, and other SOL-denominated or SOL-native positions, and actively supporting the Solana ecosystem. We also operate and manage Solana validators and delegate our digital asset holdings with external validators, enabling us to participate directly in the Solana proof-of-stake consensus mechanism and generate staking rewards.
We consider these our two operating segments: Digital Asset Treasury and Real Estate Platform.
•Digital Asset Treasury: focuses on executing and managing our treasury strategy, which includes our owned and managed SOL validators. This segment continuously evaluates capital market conditions, the broader cryptoeconomy, and macroeconomic factors in determining the timing and structure of financing transactions used to support the digital asset treasury strategy. The primary objective is to expand exposure to the Solana ecosystem over the long term.
•Real Estate Platform: operates our commercial real estate technology platform, which provides data, software subscriptions, and value-added services connecting commercial property borrowers and lenders, including banks, credit unions, real estate investment trusts (“REITs”), debt funds, and other institutional capital providers.
For a complete description of our business, segments, financial condition, results of operations and other important information regarding us, please refer to our filings with the SEC that are incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2025. For instructions on how to find copies of these documents, see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
RECENT DEVELOPMENTS
Nevada Reincorporation
On May 26, 2026, holders of approximately 81.79% of the outstanding voting power of DeFi approved by written consent the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion. On June 26, 2026, we finalized our reincorporation in the State of Nevada.
Wind Down
On March 31, 2026, our Board of Directors approved the wind down of the legacy Janover Capital Markets and Janover Insurance businesses, which constitute substantially all of the operations of our Real Estate Platform segment. The wind down reflects our strategic decision to reallocate capital and management resources toward our digital asset treasury strategy and related initiatives, focusing on SOL and the Solana ecosystem. Substantially all operations of the Real Estate Platform segment ceased by the end of the second quarter 2026, with the exception of Groundbreaker Tech Inc.
CORPORATE INFORMATION
We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. On June 26, 2026, we reincorporated to the State of Nevada. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://defidevcorp.com and our telephone number is (561) 559-4111. Effective April 17, 2025, the Company changed its name from “Janover Inc.” to “DeFi Development Corp.” and the ticker symbol for the Company’s common stock changed to “DFDV” on the Nasdaq Capital Market.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.
These exemptions include:
•being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•reduced disclosure obligations regarding executive compensation; and
•not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.
IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY
We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Securities Offered:	Variable Rate Series C Perpetual Preferred Stock, $0.00001 par value.

Amount Offered:	2,200,000 shares of CHAD Stock (or up to 2,530,000 shares of CHAD Stock if the underwriter exercises its option to purchase additional shares of CHAD Stock)

Public Offering Price:	$9.00 per share of CHAD Stock

Option to Purchase Additional Shares:	We have granted the underwriter an option to purchase up to an additional 330,000 shares at the public offering price, less underwriting discounts and commissions. The underwriter may exercise their option at any time within 30 days from the date of this prospectus supplement.

Settlement:	, 2026 (the “settlement date”), which is the second business day after the initial trade date for the CHAD Stock (this settlement cycle being referred to as “T+__”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally must settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade CHAD Stock before the business day before the settlement date must, because the CHAD Stock initially will settle T+__, specify an alternate settlement cycle at the time of such trade to prevent a failed settlement. Those purchasers should consult their advisors.

Stated Amount:	$10.00 per share CHAD Stock

Liquidation Preference:	Initially $10.00 per share of CHAD Stock. The liquidation preference will be subject to adjustment in the manner described in this prospectus. However, the liquidation preference will not be adjusted to an amount that is less than $10.00 per share of CHAD Stock or more than $11.00 per share of CHAD Stock.

Regular Dividend Payment Dates:	The first regular dividend payment will occur on October 1, 2026 and will be payable as a single payment for the period since the initial issuance date through September 30, 2026, and shall not be subdivided into daily installments. Thereafter, regular dividends will be payable daily on each business day, when, as and if declared.

Regular Record Dates:	The record date for the first regular dividend payment shall be September 30, 2026. The record date for each subsequent regular dividend payment shall be the close of business on the immediately preceding business day. Holders of record on the applicable record date shall be entitled to receive the regular dividend payable in the corresponding regular dividend payment date.

Regular Dividends:	The CHAD Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at a variable rate per annum, calculated in the manner described below, on the stated amount thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in this prospectus, following the first regular dividend payment on October 1, 2026 with respect to the period from the initial issuance date through September 30, 2026, regular dividends will be payable when, as and if declared by our Board of Directors or any duly authorized committee thereof, out of funds legally available for their payment, in arrears on each daily dividend payment date to the preferred stockholders of record as of the close of business on the regular record date immediately preceding the applicable regular dividend payment date. See “Description of Variable Rate Series C Perpetual Preferred Stock—Regular Dividends.”

Dividend Payment Account:
At the closing of this offering, we intend to establish a dividend reserve in an amount equal to the first 12 months of dividend payments (assuming dividend payments are made at a rate of 13.00% per annum) calculated as of the date of this offering (the “Dividend Reserve”) by depositing $1.30 per share of CHAD Stock into a separate account (the “Dividend Payment Account”) funded by us with existing cash and cash equivalents, financial instruments and/or digital assets. Subject to compliance with Nevada law and any other applicable requirements, we may make dividend distributions from the Dividend Payment Account or from any other account maintained by us to the holders of the then-outstanding CHAD Stock on a daily basis following the closing of this offering.

No Preemptive and Conversion Rights:	The CHAD Stock will not be convertible into or exchangeable for any other securities or property and will not be entitled to any preemptive or similar rights.

Optional Redemption:
We will have the right, at our election, to redeem all, or any whole number of, shares, of the issued and outstanding CHAD Stock, at any time, and from time to time, on a redemption date on or after the first date on which the CHAD Stock is listed on the Nasdaq Capital Market. We refer to a redemption pursuant to the provision described above as an “optional redemption.” The redemption price for any share of CHAD Stock to be redeemed pursuant to an optional redemption will be a cash amount equal to $11.00 per share of CHAD Stock to be redeemed (or such higher amount as may be chosen in our sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption), plus accumulated and unpaid regular dividends on such share to, and including, the redemption date.

See “Description of Variable Rate Series C Perpetual Preferred Stock—Redemption at Our Option—Optional Redemption.”

Clean-Up Redemption:	In addition to the redemption right described above, we will have the right, at our election, to redeem all, and not less than all, of the CHAD Stock, at any time, for cash if the total number of shares of all CHAD Stock then outstanding is less than 25% of the total number of shares of CHAD Stock originally issued in this offering and in any future offering taken together. We refer to a redemption pursuant to this provision as a “clean-up redemption.” The redemption price for any share of CHAD Stock to be redeemed pursuant to a clean-up redemption will be a cash amount equal to the liquidation preference of such share as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid regular dividends on such share to, and including, the redemption date.

See “Description of Variable Rate Series C Perpetual Preferred Stock—Redemption at Our Option—Clean-Up Redemption.”

Redemption Upon Tax Event:	In addition to the redemption rights described above, we will have the right, at our election, to redeem all, and not less than all, of the CHAD Stock, at any time, for cash if a “tax event” (as defined in this prospectus) occurs. We refer to a redemption pursuant to this provision as a “tax redemption.” The redemption price for any share of CHAD Stock to be redeemed pursuant to a tax redemption will be a cash amount equal to the liquidation preference of such share as of the business day before the date we provide the related redemption notice, plus accumulated and unpaid regular dividends on such share to, and including, the redemption date.

See “Description of Variable Rate Series C Perpetual Preferred Stock—Redemption at Our Option—Tax Redemption.”

Repurchase at the Option of the Preferred Stockholders After a Fundamental Change:	If a “fundamental change” (as defined in this prospectus) occurs, then, except as described in this prospectus, preferred stockholders will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of CHAD Stock at a cash repurchase price equal to the stated amount of the CHAD Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, thereon to, and including, the fundamental change repurchase date.

See “Description of Variable Rate Series C Perpetual Preferred Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase CHAD Stock.”

Voting Rights:	The CHAD Stock will have no voting rights except as described in this prospectus supplement or as provided in articles of incorporation or the certificate of designation or required by the Nevada Revised Statues (“NRS”). See “Description of Variable Rate Series C Perpetual Preferred Stock—Voting Rights.”

Ranking:
The CHAD Stock will rank as follows:
•senior to (i) “dividend junior stock” (as defined below under the caption “—Definitions,” and which includes our common stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “—Definitions,” and which includes our common stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•equally with (i) dividend parity stock, which includes the Series A Preferred Stock, with respect to the payment of dividends; and (ii) liquidation parity stock, which includes the Series A Preferred Stock, with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•junior to our existing and future indebtedness; and
•structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.
As of June 30, 2026, we had approximately $215.8 million in aggregate principal amount of consolidated indebtedness outstanding. Additionally, as of June 30, 2026, there were 10,000 shares of dividend parity stock or liquidation parity stock outstanding, consisting of the Series A Preferred Stock. Our indebtedness ranks senior to the CHAD Stock.

The Nasdaq Stock Market Trading Symbol:	“CHAD”

Transfer Agent and Registrar:	The transfer agent and registrar for our preferred stock is VStock Transfer, LLC.

Listing and ATM Offering:	No public market currently exists for the CHAD Stock. We have applied to list the CHAD Stock on the Nasdaq Capital Market under the symbol “CHAD.” We expect trading to commence promptly following the date of initial issuance of CHAD Stock. We also intend to enter into a distribution agreement for an at-the-market offering program pursuant to which one or more agents would offer shares of CHAD Stock as soon as reasonably practicable following the listing of the CHAD Stock on the Nasdaq Capital Market; however, the terms of such an offering have not been established and there can be no assurance as to when or on what terms we would commence an ATM for the CHAD Stock.

Nasdaq Capital Market Symbol for Our Common Stock:	Our common stock is listed on the Nasdaq Capital Market under the symbol “DFDV.”

Use of Proceeds:
As of the date of this prospectus supplement, we intend to use the net proceeds from this offering to pay for the general corporate purposes, including for working capital purposes, acquiring SOL and strategic initiatives. See the section titled “Use of Proceeds” of this prospectus supplement.

Risk Factors:
Investing in our CHAD stock involves a high degree of risk. Before making any investment decision regarding our CHAD stock, you should read and carefully consider the “Cautionary Note Regarding Forward-Looking Statements” of this prospectus supplement and the risks described in the section titled “Risk Factors” of this prospectus supplement and any accompanying prospectus, as well as those in our most recent Annual Report on Form 10-K filed with the SEC, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement.

Material United States Federal Income Tax Considerations:	For a description of material United States federal income tax consequences of purchasing, owning, and disposing of the CHAD Stock, see “Material United States Federal Income Tax Considerations.”

Book-Entry Form:	We will initially issue the CHAD Stock in the form of one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (which we refer to as “DTC”), which we will deposit with the transfer agent as custodian for DTC. Beneficial interests in global certificates will be shown on, and transfers of CHAD Stock represented by global certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing any CHAD Stock. See “Description of Variable Rate Series C Perpetual Preferred Stock—Book Entry, Settlement and Clearance.”

Shares Outstanding After This Offering:
Immediately after the consummation of this offering, 2,200,000 shares of CHAD Stock (or approximately 2,530,000 if the underwriter exercises its option to purchase additional shares of CHAD Stock), and 32,620,790 shares of our common stock will be outstanding as of August 31, 2026.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain “forward-looking statements” and “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements that involve expectations, plans and intentions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements include but are not limited to words such as "may," "will," "would," "should," "could," "expect," "anticipate," "believe," "estimate," "might," "intend," "continue," "strategy," "future," "opportunity," "plan," "predict," "project," "target," "potential", "forecast," and other similar expressions; however, forward-looking statements may be made without such terminology.
Any of these factors could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, which could adversely affect our businesses, results of operations or financial condition. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The following are some, but not all, of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:
•our strategic decision to concentrate on acquiring, holding and managing SOL holdings, which is tied to the price of SOL; and any decrease in the fair value of our digital assets below our carrying value could require us to incur material losses;
•fluctuations in the price of digital assets may significantly influence the market price of our common stock, particularly if investors view the value of our common stock as dependent upon or linked to the value of our digital asset holdings;
•weak crypto economic conditions may have a negative impact on our business;
•increase in new entrants into the digital asset treasury landscape;
•strategic initiatives involve inherent risks, and we may not realize the anticipated financial or strategic objectives we expect;
•adverse outcomes in litigation or government investigations, including those related to the evolving regulatory framework for digital assets, could result in significant costs, penalties, or restrictions and may require us to adopt burdensome operating requirements;
•we could be negatively impacted by a security breach, through cyber-attacks, including insider threats or otherwise, or other significant disruption of our custodians’ information technology networks and related systems;
•our digital asset holdings are less liquid than cash and cash equivalents and may not serve as a source of liquidity to the same extent, particularly during times of market instability;
•we are subject to credit risk of custodians, who do not offer the same protections as FDIC-insured banks or SIPC-covered broker-dealers, and custodian insolvency or withdrawal freezes could adversely impact our ability to access our digital assets;
•regulatory developments related to digital assets and digital asset markets in the United States or foreign countries could adversely affect our business, financial condition, and results of operations;
•our SOL treasury strategy could create complications with external service providers, such as insurance companies, banking entities, and auditors, which could have a materially adverse impact on our business;
•regulatory change reclassifying SOL as a security could lead to our falling within the definition of "investment company" under the Investment Company Act of 1940, subjecting us to significant additional regulatory requirements;
•we are not subject to legal and regulatory obligations that apply to investment companies or investment advisers, meaning our Treasury Reserve Policy and SOL strategy are not subject to the extensive legal and regulatory requirements that apply to such entities;
•SOL faces unique technical, governance, and concentration risks, including historical network outages and validator coordination failures, that could materially affect its long-term viability;
•Solana validators are relatively small in number, which may lead to coordinated censorship and centralization risks;
•our Solana validator reward yield is expected to decline over time based on Solana's declining inflation model;

•our SOL treasury strategy is dependent on the Solana Foundation and core development team, and the departure of key individuals could significantly affect the health of the Solana Network;
•SOL is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols;
•we may engage in leveraged digital asset financing strategies that increase our exposure to smart-contract, operational, and counterparty risks, and we may be subject to margin calls or forced liquidation in volatile market conditions;
•changes in regulation or policy could adversely affect the tax treatment of rewards from staking SOL, subjecting us to additional tax liabilities;
•our Series A preferred stockholders, consisting of Mr. Joseph Onorati, our Chief Executive Officer and Chairman, Mr. Parker White, our former Chief Operating Officer and Chief Investment Officer and Mr. Fei (John) Han, our Chief Financial Officer, have considerable influence and substantial voting rights over potentially material transactions.
•although the CHAD Stock is senior to our common stock, it is junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding;
•our right to unilaterally reduce the regular dividend rate could cause the CHAD Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the CHAD Stock to decrease, and could otherwise significantly harm investors;
•we may not have sufficient funds to pay dividends in cash on the CHAD Stock, or we may choose not to pay dividends on the CHAD Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends;
•we have not engaged an escrow or independent third-party agent to manage the distribution of dividends, including dividends from the Dividend Payment Account (as defined below), nor entered into an escrow agreement or other similar arrangement;
•the CHAD Stock has only limited voting rights;
•we may issue preferred stock in the future that ranks equally with the CHAD Stock with respect to dividends and liquidation rights, which may adversely affect the rights of preferred stockholders;
•the terms of the CHAD Stock do not impose any contractual restrictions on our use of the Dividend Payment Account and the Dividend Payment Account could be subject to the claims of creditors;
•future sales, or the perception of future sales, of our debt instruments, CHAD Stock, or other classes or series of liquidation parity stock or dividend parity stock could depress the trading price of the CHAD Stock;
•we may be unsuccessful in achieving, or may abandon, our current intention of adjusting the regular dividend rate in such a manner as we believe (in our sole and absolute judgment) would be designed to cause the CHAD Stock to trade at prices, or otherwise have a value, within its targeted long-term trading range of $9.95 and $11.00 per share;
•the tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of CHAD Stock;
•an issuance of CHAD Stock could have an adverse tax profile, which could subject holders of any other shares of CHAD Stock to adverse consequences; and
•use of proceeds from the sale of shares of our CHAD Stock under this prospectus supplement.
These forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into this prospectus supplement should not be unduly relied upon. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
Accordingly, you should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are only as of the date of this prospectus supplement and the forward-looking statements incorporated by reference in this prospectus supplement are only as of their date and, unless otherwise required by applicable securities laws, we do not undertake any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus supplement and accompanying prospectus includes certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.
RISK FACTORS

An investment in our CHAD Stock involves a high degree of risk. Before deciding whether to invest in our CHAD Stock, you should carefully consider the risk and uncertainties described under the title “Risk Factors,” “Risk Factors Related to This Offering,” and “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC.
RISKS RELATED TO THIS OFFERING
Although the CHAD Stock will be senior to our common stock, it will be junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the CHAD Stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. If we issue any liquidation senior stock in the future, then we would be required to pay the amounts due on such liquidation senior stock in full before making any payments on the CHAD Stock. If any assets remain after any liquidation senior stock is paid in full, those assets will be distributed pro rata among holders of the CHAD Stock and any other liquidation parity stock then outstanding. There may be insufficient remaining assets available to pay the liquidation preference and any accumulated and unpaid dividends on the CHAD Stock. As of June 30, 2026, we had approximately $215.8 million in aggregate principal amount of consolidated indebtedness outstanding. Additionally, as of June 30, 2026, there were 10,000 shares of dividend parity stock or liquidation parity stock outstanding, consisting of the Series A Preferred Stock. Our indebtedness ranks senior to the CHAD Stock. As of June 30, 2026, there were 30,581,114 shares of common stock issued and outstanding, all of which would rank junior to the CHAD Stock, and the number of shares outstanding as of June 30, 2026 excludes: 3,836,760 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2026 at a weighted average exercise price of $4.90 per share; 559,905 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 30, 2026; 641,728 shares of common stock available as of June 30, 2026 for future issuance under our 2023 Equity Incentive Plan; 399,464 shares of common stock available as of June 30, 2026 for future issuance under our Employee Stock Purchase Plan, which was approved by shareholders on December 18, 2025; 1,177,558 shares of common stock issuable upon the conversion of the convertible notes issued to PIPE investors under the April 2025 Securities Purchase Agreement; 4,483,614 shares of common stock issuable upon the exercise of the warrants issued to PIPE investors under the April 2025 Securities Purchase Agreement; up to 4,957,805 shares of common stock potentially issuable upon the conversion of our July 2030 Notes (subject to customary anti-dilution adjustment provisions); up to 860,184 shares of common stock potentially issuable upon the exercise of the prefunded warrants issued to PIPE investors under the Subscription Agreements entered into on August 24, 2025; up to approximately 3,896,387 shares of common stock potentially issuable upon the exercise of the warrants which were distributed to the Company’s common stockholders and noteholders on October 27, 2025; and up to 33,846,848 shares of common stock issuable under the ELOC Agreement.
In addition, our subsidiaries will have no obligation to pay any amounts on the CHAD Stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the CHAD Stock.

Our right to unilaterally reduce the regular dividend rate could cause the CHAD Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the CHAD Stock to decrease, and could otherwise significantly harm investors.
The CHAD Stock will accumulate cumulative regular dividends on the stated amount thereof at a variable rate per annum equal to the regular dividend rate per annum. The initial regular dividend rate per annum is 13.00%. However, subject to the provisions described more fully under the caption “Description of Variable Rate Series C Perpetual Preferred Stock—Regular Dividends,” we will have the right, in our sole and absolute discretion, to adjust the regular dividend rate per annum that applies to each dividend period that begins after the first regular dividend period. Our right to adjust the regular dividend rate per annum will be subject to certain restrictions. For example, we will not be permitted to reduce the regular dividend rate per annum by more than 50 basis points. In addition, subject to the more detailed provisions described in this prospectus supplement, we will not be entitled to reduce the regular dividend rate per annum unless, at the time we provide the related notice of the adjustment, all accumulated regular dividends, if any, on the CHAD Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with the certificate of designation (as defined below), to pay such accumulated regular dividends, is set aside for the benefit of the preferred stockholders entitled thereto). See “Description of Variable Rate Series C Perpetual Preferred Stock—Regular Dividends.”
Our current intention, which is subject to change in our sole and absolute discretion, is to adjust the daily dividend rate per annum in such a manner as we believe will maintain the CHAD Stock’s trading price within its stated long-term range of $9.95 and $11.00 per share. We may, at any time in our sole and absolute discretion, and without the consent of any preferred stockholder, choose to reduce the regular dividend rate per annum to the maximum extent permitted by the terms of the CHAD Stock, without regard to the impact that reduction may have on the trading price or value of the CHAD Stock.
If we reduce the regular dividend rate per annum, then the trading price or value of the CHAD Stock could decrease significantly. If you hold CHAD Stock at the time of such a decrease, the value of your investment could materially depreciate, and you may not be able to resell your CHAD Stock at favorable prices, if at all. Moreover, the mere existence of our right to unilaterally reduce the regular dividend rate per annum could, in itself and without any actual reduction in the regular dividend rate per annum, cause the CHAD Stock to trade at prices below those that may otherwise be expected.
Notwithstanding the limitations on our ability to reduce the regular dividend rate per annum, the trading price of the CHAD Stock could decline significantly if, for example, we reduce the dividend rate in successive regular dividend periods, or there is a market expectation that we do so. Further, consecutive reductions of the regular dividends rate on the CHAD Stock may cause the regular dividend rate on CHAD Stock to be viewed as reasonably expected to decline, which could result in adverse consequences to holders of CHAD Stock. See “—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of CHAD Stock” below.
Despite our current intention, which is to adjust the regular dividend rate per annum in such a manner as we believe will maintain the CHAD Stock’s trading price within its stated long-term range of $9.95 and $11.00 per share, since we are permitted to exercise our right to adjust the regular dividend rate per annum for any reason, the trading price of the CHAD Stock could be significantly volatile. For example, we could choose to adjust the regular dividend rate per annum for reasons not directly related to the market value of our Solana holdings, the credit spreads on our other debt and preferred stock instruments, or the interest rate environment. Accordingly, the trading profile of our CHAD Stock could be significantly different than that of our other securities. Increased volatility could harm investors by, for example, causing wide fluctuations in the implied yield of the CHAD Stock and otherwise increasing the uncertainty regarding the price at which investors may resell their CHAD Stock, if at all.
Certain provisions of the certificate of designation are intended to protect investors in the event we fail to declare and pay regular dividends on the CHAD Stock. These provisions include restrictions on our ability to make payments on, or engage in certain other transactions relating to, other classes of our capital stock that rank junior to, or on parity with, the CHAD Stock. See “Description of Variable Rate Series C Perpetual Preferred Stock—Regular Dividends—Priority of Dividends; Limitation on Junior Payments; No Participation Rights.” Our ability to reduce the regular dividend rate per annum could cause these provisions to be inadequate to protect investors. For example, we could reduce the regular dividend rate per annum to a sufficiently low rate that permits us to pay all accumulated regular dividends and avoid invoking the protective measures of these provisions.
In deciding to invest in the CHAD Stock, you should be prepared to bear the risk that we will exercise our right to reduce the regular dividend rate on the CHAD Stock to the maximum extent we are permitted to do so.

We may not have sufficient funds to pay dividends in cash on the CHAD Stock, or we may choose not to pay dividends on the CHAD Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.
At the closing of this offering, we intend to establish a dividend reserve in an amount equal to the first 12 months of dividend payments (assuming dividend payments are made at a rate of 13.00% per annum) calculated as of the date of this offering (the “Dividend Reserve”) by depositing $1.30 per share of CHAD Stock into a separate account (the “Dividend Payment Account”) funded by us with existing cash and cash equivalents, financial instruments and/or digital assets. Subject to compliance with Nevada law and any other applicable requirements, we may make dividend distributions from the Dividend Payment Account or from any other account maintained by us to the holders of the then-outstanding CHAD Stock on a daily basis following the closing of this offering (the “Closing”). Following the 12-month period after the Closing, we expect to fund any dividends paid in cash on the CHAD Stock primarily through additional capital raising activities, including, but not limited to, ELOC agreements and at-the-market offerings of our common stock and the CHAD Stock.
Our ability to declare and pay cash dividends on the CHAD Stock will depend on many factors, including the following:
•our financial condition, including the amount of cash we have on hand;
•the amount of cash, if any, generated by our operations and financing activities (including our ability to raise additional capital from the equity capital markets on favorable terms or at all);
•our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations, which may be impacted by our ability to sell equity which is reliant on maintaining effective registration statements, certain market conditions, such as sufficient liquid trading volume for our stock, the market price of our securities, the value of our Solana holdings, investor sentiment and the general public perception of Solana, our strategy and our value proposition;
•the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;
•the ability of our subsidiaries to distribute funds to us;
•regulatory and statutory restrictions on our ability to pay dividends, including under the NRS;
•our ability to sell equity securities under existing or new ELOC agreements or at-the-market offering programs; and
•contractual restrictions on our ability to pay dividends.
In addition, our Board of Directors or any duly authorized committee thereof may choose not to pay accumulated dividends on the CHAD Stock for any reason. Accordingly, we may pay less than the full amount of accumulated dividends on the CHAD Stock. In addition, if we fail to declare and pay accumulated dividends on the CHAD Stock in full, then the value of the CHAD Stock will likely decline.
Provisions contained in the instruments governing our indebtedness may restrict or prohibit us from paying cash dividends on the CHAD Stock. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.
Under the NRS, we may declare dividends on the CHAD Stock if our Board of Directors (or a duly authorized committee thereof) determines that, after giving effect to such dividends, we would be able to pay our debts as they become due in the usual course of business. We may not have sufficient available funds to declare and pay dividends on the CHAD Stock in cash.
If we fail to declare and pay full dividends on the CHAD Stock, then we will be prohibited from paying dividends on our common stock and any other junior securities, subject to limited exceptions. Although we do not currently pay dividends on our common stock, we may decide to do so in the future. In that case, a reduction or elimination of dividends on our common stock may cause the trading price of our common stock to decline, which, in turn, will likely depress the value of the CHAD Stock. Further, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the CHAD Stock on a pro rata basis (as described further under the caption “Description of Variable Rate Series C Perpetual Preferred Stock—Regular Dividends—Priority of Dividends; Limitation on Junior Payments; No Participation Rights—Limitation on Dividends on Parity Stock”).

We have not engaged an escrow or independent third-party agent to manage the distribution of dividends, including dividends from the Dividend Payment Account, nor entered into an escrow agreement or other similar arrangement.
We have not engaged, and do not intend to engage, an escrow or independent third-party agent to manage the distribution of dividends, including dividends from the Dividend Payment Account, nor entered into, and do not intend to enter into, an escrow agreement or other similar arrangement. While we intend to manage the distribution of dividends in good faith, there will not be independent custodianship of the funds allocated for distribution to the holders of CHAD Stock as dividends, which may result in the mismanagement or misallocation of such funds. In addition, the absence of an escrow or independent third-party agent imposes additional operational and administrative burdens on senior management, and holders of CHAD Stock may experience delayed or incorrect distributions of their dividends.
The CHAD Stock has only limited voting rights.
The CHAD Stock confers no voting rights except with respect to certain dividend arrearages, certain amendments to the terms of the CHAD Stock, and certain other limited circumstances described in this prospectus supplement and except as required by the NRS. Holding CHAD Stock will not confer the right to vote together with holders of our common stock on matters on which our holders of common stock are entitled to vote. For example, holders of CHAD Stock, as such, do not have the right to vote in the general election of our directors, although those holders will have a limited right, voting together with holders of any voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, to elect one director upon the occurrence of a “regular dividend non-payment event” (as defined below under the caption “Description of Variable Rate Series C Perpetual Preferred Stock—Definitions”). See “Description of Variable Rate Series C Perpetual Preferred Stock —Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Daily Dividend Non-Payment Events.” Accordingly, the voting provisions of the CHAD Stock may not afford you with meaningful protections for your investment.
We may issue preferred stock in the future that ranks equally with the CHAD Stock with respect to dividends and other distributions as well as liquidation rights, which may adversely affect the rights of preferred stockholders.
Without the consent of any holder of CHAD Stock, we may authorize and issue preferred stock (including additional CHAD Stock) that ranks equally with the CHAD Stock with respect to the payment of dividends and other distributions or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such equally ranked preferred stock in the future, the rights of holders of the CHAD Stock will be diluted and the value of the CHAD Stock may decline. For example, if we issue any dividend parity stock in the future, no dividends may be declared or paid on the CHAD Stock unless regular dividends are simultaneously declared on any dividend parity preferred stock on a pro rata basis.
The terms of the CHAD Stock will not impose any contractual restrictions on our use of the Dividend Payment Account and the Dividend Payment Account could be subject to the claims of creditors.
We intend to establish a Dividend Payment Account to hold the Dividend Reserve for dividend distributions payable to the holders of then-outstanding CHAD Stock. However, the terms of the CHAD Stock do not impose any contractual restrictions or limit our discretion on how we may use the funds in the Dividend Payment Account, nor grant any liens or contractual rights in favor of the holders of CHAD Stock over such funds. For example, we will be permitted to invest the proceeds of the Dividend Payment Account in various capital preservation instruments, including short-term investment grade, interest-bearing securities, and money-market funds. We expect that any investment income earned from the Dividend Payment Account will be remitted to us to use for working capital or general corporate purposes, including the acquisition of additional Solana. In addition, we will not be contractually required to increase our contributions to the Dividend Payment Account if the dividend rate increases above 13.00% or if we issue additional CHAD Stock following the Closing. In the event we experience any insolvency issues and/or file for bankruptcy, the proceeds held in the Dividend Payment Account could be subject to the claims of creditors.
There is currently no trading market for the CHAD Stock. If an active trading market does not develop for the CHAD Stock, then holders of the CHAD Stock may be unable to sell their CHAD Stock at desired times or prices, or at all.
The CHAD Stock is a new class of securities for which no market currently exists. We have applied to list the CHAD Stock on the Nasdaq Capital Market under the symbol “CHAD” and we expect trading to commence promptly following the date of initial issuance of CHAD Stock. However, even though the listing is approved, a liquid trading market for the CHAD Stock may not develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your CHAD Stock at the times you wish to or at favorable prices, if at all.
The liquidity of the trading market, if any, and future trading prices of the CHAD Stock will depend on many factors, including, among other things, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control.

Market volatility could significantly harm the market for the CHAD Stock, regardless of our financial condition, results of operations, business, prospects or credit quality.
The condition of the financial markets, prevailing interest rates and other factors could significantly affect the value of the CHAD Stock.
The condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the value of the CHAD Stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the value of the CHAD Stock. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the value of the CHAD Stock to fall significantly.
Future sales, or the perception of future sales, of our debt instruments, CHAD Stock, or other classes or series of liquidation parity stock or dividend parity stock could depress the price of the CHAD Stock.
We may issue and sell additional notes, or other classes or series of liquidation parity stock or dividend parity stock in subsequent offerings to raise capital, or may issue such securities for other purposes, including in connection with the acquisition of additional Solana. We cannot predict the size and terms of future issuances of such securities or the effect, if any, that future issuances and sales of such securities will have on the market price of the CHAD Stock.
Transactions involving newly issued debt, CHAD Stock, or other series of liquidation parity stock or dividend parity stock could result in a decrease in the market price of our CHAD Stock.
We may be unsuccessful in achieving, or may abandon, our current intention of adjusting the regular dividend rate in such a manner as we believe (in our sole and absolute judgment) would be designed to cause the CHAD Stock to trade at prices, or otherwise have a value, within its targeted long-term trading range of $9.95 and $11.00 per share.
Our current intention, which is subject to change in our sole and absolute discretion, is to adjust the regular dividend rate per annum in such a manner as we believe will maintain the CHAD Stock’s trading price within its stated long-term range of $9.95 and $11.00 per share. However, we have no obligation to do so, and even if we attempt to achieve our current stated intent, any adjustments we make to the regular dividend rate per annum, or any other actions we take, may fail to achieve or maintain a long-term trading level for the CHAD Stock between $9.95 and $11.00 per share. For example, if the CHAD Stock is trading at a price per share above $11.00 and we reduce the regular dividend rate per annum with the goal of decreasing the trading price per share of the CHAD Stock, such reduction may cause the trading price of the CHAD Stock to decrease by a greater amount than we anticipate. Similarly, if the CHAD Stock is trading at a price per share below $9.95 and we increase the regular dividend rate per annum with the goal of increasing the trading price per share of the CHAD Stock, such increase may cause the trading price of the CHAD Stock to increase by a lesser amount than we anticipate.
Further, for any additional shares of CHAD Stock that we issue (whether pursuant to an ATM program or similar offering or otherwise following the listing of CHAD Stock on the Nasdaq Capital Market), our current intention (which is subject to change in our sole and absolute discretion) is to issue any such shares of CHAD Stock at a price per share not less than $9.95 or more than $11.00. However, we may issue any additional shares of CHAD Stock following the listing of CHAD Stock on the Nasdaq Capital Market at any price we choose.
Like any other security, the trading price or value of the CHAD Stock will depend on a wide range of factors, including those described elsewhere in this “Risk Factors” section and above under the caption “Cautionary Note Regarding Forward-Looking Statements and Industry Data,” many of which are beyond our control. While we expect that the dividend rate on the CHAD Stock will directly impact its trading price or value, there are many other factors that could have equal or more significant impacts. Any adjustment we make to the regular dividend rate per annum that is designed to achieve a specified trading price or value will, necessarily, be based on assumptions regarding those other factors. These assumptions will always be inaccurate or incomplete to some degree, and potentially to a material extent. Moreover, even if such an adjustment initially achieves a specified trading price or value, the trading price or value may fluctuate significantly throughout the relevant regular dividend period before we have an opportunity to adjust the regular dividend rate per annum for the next regular dividend period.
Importantly, the mere existence of our right to unilaterally adjust the regular dividend rate per annum will impact the trading price and value of the CHAD Stock. Specifically, we expect the trading price of the CHAD Stock at any time to reflect the market’s expectations at that time regarding how we will exercise this right in the foreseeable future. Comments we make regarding our intentions regarding the adjustment of the regular dividend rate per annum could also impact the trading price and value of the CHAD Stock. Modeling the impact of market expectations on the trading price of the CHAD Stock may be impossible. For example, if we increase, or announce an intention to increase, the regular dividend rate per annum, then the trading price of the CHAD Stock may in fact decrease if the market expected us to make a larger increase.
In addition, we are free to abandon our stated intent, as described above, at any time in our sole and absolute discretion and without the consent of any preferred stockholder. See “—Our right to unilaterally reduce the regular dividend rate could cause the CHAD Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the CHAD Stock to decrease, and could otherwise significantly harm investors” above.
Holders of CHAD Stock may be treated as receiving deemed distributions, and consequently may be subject to tax with respect to the CHAD Stock under certain circumstances, even though no corresponding distribution of cash has been made.
Under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of CHAD Stock may be treated as receiving a deemed distribution on the CHAD Stock under certain circumstances, including (i) an increase in the liquidation preference of the CHAD Stock, (ii) if the CHAD Stock is issued at a discount or (iii) if we can call the CHAD Stock at a price above its issue price. The liquidation preference of the CHAD Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may result in an increase in the liquidation preference. In addition, if our Board of Directors does not declare a dividend on the CHAD Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the CHAD Stock. In either case, any increase in the liquidation preference could give rise to a deemed dividend to holders of CHAD Stock. Although the matter is not entirely clear, we believe any such adjustment of liquidation preference in the manner described in this prospectus supplement, deferred dividend, discount or call premium should not be treated as giving rise to a deemed distribution on the CHAD Stock. However, there is no assurance that the Internal Revenue Service (“IRS”) or an applicable withholding agent will not take a contrary position. It is also possible you may be treated as receiving a deemed distribution under Section 305 of the Code if we elect to increase the price at which we exercise our optional redemption right, with the likelihood of such treatment depending on the circumstances existing at the time the redemption price is adjusted.
Any deemed distribution will generally be taxable to the same extent as a cash distribution. In addition, for any holder of CHAD Stock that is a “non-U.S. holder” (as defined in “Material United States Federal Income Tax Considerations”), any deemed distribution could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Because deemed distributions received by a holder of CHAD Stock would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding (including backup withholding) on behalf of a holder of CHAD Stock, we (or an applicable withholding agent) may set off any such payment against, or withhold such taxes from, payments of cash to such holder of CHAD Stock or sales proceeds received by, or other funds or assets of, such holder of CHAD Stock, or require alternative arrangements with respect to such withholding taxes.
The application of the rules under Section 305 of the Code to the CHAD Stock is uncertain, and holders of CHAD Stock should consult their tax advisors about the impact of these rules in their particular situations.
Holders of CHAD Stock may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.
Distributions paid to corporate U.S. holders may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes and certain holding period and other requirements are met. We may not have sufficient current or accumulated earnings and profits during any fiscal year for the distributions on the CHAD Stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the CHAD Stock with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the CHAD Stock may decline.
The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of CHAD Stock.
Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the CHAD

Stock or if we are reasonably expected to reduce the regular dividend rate over a meaningful time period) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.
The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine whether it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, there is a change to the terms of optional redemption or a compounded dividend rate comes into effect.
We do not believe that the CHAD Stock offered hereunder is fast-pay stock.
We may issue additional shares of CHAD Stock (or resell any shares that we or any of our subsidiaries have purchased or otherwise acquired) (such additional or resold shares, the “Additional Shares”). We do not intend to issue any Additional Shares that would be treated as fast-pay stock. Moreover, we intend to obtain advice of counsel in connection with future offerings of Additional Shares for the purpose of analyzing the consequences of issuing such Additional Shares in light of any legal developments regarding the definition of fast-pay stock. As the liquidation preference of the CHAD Stock will be subject to adjustment in the manner described in this prospectus supplement and our current intention is to issue any Additional Shares at a price per share not more than $11.00 plus accrued and unpaid dividends that may apply to such instrument at the time of its issuance, it is generally not expected that the Additional Shares would be issued at such a level of premium above their liquidation preference or optional redemption price at the time of sale of the Additional Shares so as to implicate the fast-pay stock rules. In addition, we do not intend to adjust the regular dividend rate in a manner that would cause the CHAD Stock to be treated as fast-pay stock. Any adjustment to the regular dividend rate is expected to be consistent with our current intention to maintain a long-term trading level for the CHAD Stock between $9.95 and $11.00 per share, and therefore the CHAD Stock’s dividend rate is generally expected to fluctuate over time. Nonetheless, there may be increased risk that the IRS could assert that such Additional Shares constitute fast-pay stock.
Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to the CHAD Stock offered hereunder or Additional Shares, we intend to provide public notice to the holders of the CHAD Stock offered hereunder or Additional Shares, as applicable, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.
Notwithstanding our intent not to issue Additional Shares that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat such Additional Shares as fast-pay stock. In addition, even though we believe that the CHAD Stock offered hereby is not fast-pay stock, treatment of the Additional Shares as fast-pay stock could result in adverse consequences to holders of CHAD Stock offered hereby because such Additional Shares may be indistinguishable from the CHAD Stock offered hereunder. See “—A future issuance of Additional Shares could have an adverse tax profile, which could subject holders of CHAD Stock offered hereby to adverse consequences” below.
Accordingly, holders of CHAD Stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the CHAD Stock.
A future issuance of Additional Shares could have an adverse tax profile, which could subject holders of CHAD Stock offered hereby to adverse consequences.
If we issue Additional Shares that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from the CHAD Stock offered hereunder, since such Additional Shares would trade under the same CUSIP or other identifying number as that of the CHAD Stock offered hereunder, the CHAD Stock issued hereunder may be treated by subsequent purchasers, withholding agents and potentially the IRS as having the same profile or treatment as such Additional Shares if the CHAD Stock offered hereunder is not otherwise distinguishable from the Additional Shares.
For example, notwithstanding our intent not to issue any Additional Shares that are fast-pay stock, the IRS could assert that such Additional Shares constitute fast-pay stock. See “—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of CHAD Stock” above.
Furthermore, if any Additional Shares are issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and any corporate U.S. holder generally will be required to reduce its tax basis (but not below zero) in the CHAD Stock by the amount of any dividends-received deduction it receives. The liquidation preference of the CHAD Stock will be subject to adjustment in the manner described in this prospectus supplement, which adjustment may be taken into account for purposes of disqualified preferred stock determination. If Additional Shares issued are considered disqualified preferred stock, the CHAD Stock offered hereunder could also be subject to same treatment as a practical matter due to fungible trading.
If any Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the CHAD Stock offered hereunder at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In that event, the IRS or a withholding agent may treat any such discount as resulting in deemed taxable distributions with respect to the CHAD Stock offered hereunder as well as such Additional Shares.
Because the IRS or other parties (such as withholding agents) may not be able to distinguish between the CHAD Stock offered hereunder and the Additional Shares, a holder of CHAD Stock might be subject to adverse tax consequences or might be required to demonstrate to the IRS (or such other parties) that the holder purchased the CHAD Stock as opposed to such Additional Shares. Moreover, any adverse tax consequences as described above in connection with the future issuance of Additional Shares may adversely affect the market value of the CHAD Stock offered hereunder. See “Material United States Federal Income Tax Considerations” for further discussion.
Provisions of the CHAD Stock could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the CHAD Stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, preferred stockholders will have the right to require us to repurchase their CHAD Stock for cash. See “Description of Variable Rate Series C Perpetual Preferred Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase CHAD Stock.” These fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that preferred stockholders may view as favorable.
Your investment in the CHAD Stock may be harmed if we redeem the CHAD Stock.
We will have the right to redeem the CHAD Stock in certain circumstances. See “Description of Variable Rate Series C Perpetual Preferred Stock—Redemption at Our Option.” If we redeem your CHAD Stock, then you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable dividend or interest rates. Furthermore, if we elect to redeem the CHAD Stock, the redemption price per share of CHAD Stock that we redeem may be less than the price per share of CHAD Stock that you may receive upon a sale of your CHAD Stock in the open market. In addition, a redemption of less than all of the outstanding CHAD Stock may harm the liquidity of the market for the unredeemed CHAD Stock following the redemption. Accordingly, if your CHAD Stock is not redeemed in a partial redemption, then you may be unable to sell your CHAD Stock at the times you desire or at favorable prices, if at all, and the trading price of your CHAD Stock may decline.
We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.
Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our SOL strategy, our use of leverage, the manner in which our SOL is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our Board of Directors, no stockholder or regulatory approval would be necessary. Consequently, our Board of Directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our SOL holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding SOL. See “Use of Proceeds.” Additionally, we are not a registered money market fund under the Investment Company Act and we do not operate as a registered money market fund. Holders of CHAD Stock do not benefit from the protections available to holders of securities of a registered money market fund.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We intend to use the net proceeds from this offering for general corporate purposes, including, among other things, the acquisition of Solana and for working capital. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the trading price of the CHAD Stock to decline.
We may use the net proceeds from this offering to purchase additional Solana, the price of which has been, and will likely continue to be, highly volatile.
We may use the net proceeds from this offering to purchase additional Solana. Solana is a highly volatile asset that has traded below approximately $61 per Solana and above approximately $253 per Solana in our principal market in the 12 months preceding the date of this prospectus. In addition, Solana does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of Solana following our purchases of Solana with the net proceeds from this offering. Future fluctuations in Solana trading prices may result in our converting Solana purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.
The accounting method for the CHAD Stock may result in lower reported net earnings attributable to common stockholders.
The accounting method for reflecting the provisions of the CHAD Stock in our financial statements may adversely affect our reported earnings. Applicable accounting standards may require us to separately account for certain redemption features associated with the CHAD Stock as embedded derivatives. Under this treatment, any embedded derivatives will be measured at their fair value and accounted for separately as liabilities that are marked-to-market at the end of each reporting period. For each financial statement period after the issuance of the CHAD Stock, a gain or loss will be reported in our statement of operations to the extent the valuation of any of the embedded derivatives changes from the previous period. This accounting treatment may subject our reported net income (loss) to significant non-cash volatility.
Furthermore, we have not reached a final determination regarding the accounting treatment for the CHAD Stock, and the description above is preliminary. In addition, accounting standards may change in the future. Accordingly, we may account for the CHAD Stock in a manner that is significantly different than described above.
Because the CHAD Stock will initially be held in book-entry form, holders of the CHAD Stock must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the CHAD Stock in the form of one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing the CHAD Stock. See “Description of Variable Rate Series C Perpetual Preferred Stock—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global certificate, then you will not be considered an owner or holder of the CHAD Stock. Instead, DTC or its nominee will be the sole holder of the CHAD Stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global certificates and that those participants will credit the payments to indirect DTC participants. Unlike persons who have physical certificates registered in their names, owners of beneficial interests in global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the CHAD Stock. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global certificates to vote on any requested actions on a timely basis.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $ million, after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming no exercise of the underwriter’s over-allotment option (or approximately $ million if the underwriter exercises in full their option to purchase additional shares).
We intend to use the net proceeds from this offering for general corporate purposes, including for working capital, the acquisition of SOL and other digital asset-related investments, strategic transactions and growth initiatives.
Solana is a highly volatile asset that has traded below approximately $61 per Solana and above approximately $253 per Solana in our principal market in the 12 months preceding the date of this prospectus. Solana does not pay interest or other returns and so our ability to generate cash from our Solana holdings depends on sales. Future fluctuations in Solana trading prices may result in our converting Solana purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of Solana.
We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our CHAD Stock offered by this prospectus supplement and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.
CAPITALIZATION

The following table presents our capitalization as of June 30, 2026:
•on an unaudited actual basis;
•on an as adjusted basis to give effect to the issuance and sale of the CHAD Stock in this offering and the receipt of the net proceeds from this offering (assuming that the underwriter does not exercise its option to purchase additional shares of CHAD Stock), after deducting the underwriting discounts and commissions and our estimated offering expenses and use of such net proceeds as described under “Use of Proceeds” (assuming for illustrative purposes that all net proceeds are used to purchase SOL); and

This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes.

	As of June 30, 2026 (unaudited)
(in thousands, except per share data)	Historical	As Adjusted
Cash and cash equivalents	$4,335
Digital assets, at fair value	65,158
Digital assets, at carrying value, net	20,526	20,526

Debt:
Digital asset financing arrangements	89,769	89,769
Long-term debt, net	120,564	120,564
Total debt, net	210,333	210,333

Stockholders’ equity:
Preferred stock, undesignated, $0.00001 par value and stated value, 899,899,000 shares authorized, no shares issued and outstanding	—	—
Series CHAD Preferred stock, $0.00001 par value, 100,000,000 shares of 13.00% Variable Rate Series C Perpetual Preferred Stock authorized and 2,200,000 issued and outstanding, respectively, as adjusted	—	—
Series A Preferred stock, $0.00001 par value, 100,000 shares authorized, 10,000 shares issued and outstanding	—	—
Series B Preferred stock, $0.00001 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.00001 par value per share; 1,000,000,000 shares authorized, 30,581,114 shares issued and outstanding	—	—
Additional paid-in capital	212,562
Treasury Stock	(22,022)	(22,022)
Accumulated other comprehensive (loss) income	—	—
Accumulated (deficit)	(202,574)	(202,574)
Total stockholders’ (deficit) equity	(12,034)
Total capitalization	$198,299
DESCRIPTION OF VARIABLE RATE SERIES C PERPETUAL PREFERRED STOCK

The following is a summary of certain provisions of our Variable Rate Series C Perpetual Preferred Stock (the “CHAD Stock”). It is only a summary and is not complete. The terms of our CHAD Stock will be set forth in a certificate of designation (the “certificate of designation”) and our articles of incorporation (the “articles of incorporation”). We qualify this summary by referring you to the certificate of designation and our articles of incorporation, because they, and not this summary, define your rights as a holder of the CHAD Stock. We will provide you, upon written request, with a copy of the certificate of designation, which includes the form of the certificate that will represent the CHAD Stock, and our articles of incorporation, as provided under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the certificate of designation.
GENERAL
Our articles of incorporation authorize us to issue up to 1,000,000,000 shares of preferred stock, $0.00001 par value per share, in one or more series, and authorize our Board of Directors to designate the preferences, rights and other terms of each series. We will authorize the issuance of 2,200,000 shares of CHAD Stock in this offering.
Without the consent of any holder, we may, by resolution of our Board of Directors and the filing of an amendment to the certificate of designation establishing such series, increase the total number of authorized shares of CHAD Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of CHAD Stock, we may issue additional shares of

CHAD Stock with the same terms as the CHAD Stock we are currently offering (except for certain differences, such as the date on which regular dividends begin to accumulate and the first regular dividend payment date for, and transfer restrictions applicable to, such additional CHAD Stock). Furthermore, without the consent of any holder, we may resell any CHAD Stock that we or any of our “subsidiaries” (as defined below under the caption “—Definitions”) has purchased or otherwise acquired. However, such additional or resold CHAD Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”), with other CHAD Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend parity stock,” or “liquidation parity stock” (as those terms are defined below under the caption “—Definitions”)), provided that such class or series of stock is not “dividend senior stock” or “liquidation senior stock” (as those terms are defined below under the caption “—Definitions”).
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase CHAD Stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives.

TRANSFER AGENT, REGISTRAR AND PAYING AGENT
VStock Transfer, LLC will act as the initial transfer agent, registrar and paying agent for the CHAD Stock. However, without prior notice to the holders of CHAD Stock, we may change the transfer agent, registrar and paying agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar and paying agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).
REGISTERED HOLDERS
Absent manifest error, a person in whose name any share of CHAD Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of CHAD Stock held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under our articles of incorporation and certificate of designation as holders of the CHAD Stock. In this section, we refer to the registered holders of the CHAD Stock as “holders” of the CHAD Stock or “preferred stockholders.”
The CHAD Stock will be initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the CHAD Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable holder of CHAD Stock. See “—Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to CHAD Stock represented by global certificates.
TRANSFERS AND EXCHANGES
A preferred stockholder may transfer or exchange its CHAD Stock at the office of the registrar in accordance with the certificate of designation. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the certificate of designation, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of CHAD Stock that is subject to redemption or required repurchase.
LISTING AND ATM OFFERING
We have applied to list the CHAD Stock on the Nasdaq Capital Market under the symbol “CHAD”, we expect trading to commence promptly following the date of initial issuance. However, even though the listing is approved, a liquid trading market for the CHAD Stock may not develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your CHAD Stock at the times you wish to or at favorable prices, if at all. We also intend to enter into a distribution agreement for an at-the-market offering program pursuant to which one or more agents would offer shares of CHAD Stock as soon as reasonably practicable following the listing of the CHAD Stock on the Nasdaq Capital Market; however, the terms of such an offering have not been established and there can be no assurance as to when or on what terms we would commence an ATM for the CHAD Stock.
Our common stock is listed on the Nasdaq Capital Market under the symbol “DFDV.”
PAYMENTS ON THE CHAD STOCK
We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any CHAD Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any CHAD Stock represented by a physical certificate as follows:
•if the aggregate “stated amount” (as defined below under the caption “—Definitions”) of the CHAD Stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion), and the holder of such CHAD Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and
•in all other cases, by check mailed to the address of such holder set forth in the register for the CHAD Stock.
To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the CHAD Stock, the immediately preceding regular record date (provided that a holder may submit a single written request for all regular record dates during a monthly dividend period); and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on any CHAD Stock is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
RANKING
The CHAD Stock will rank as follows:
•senior to (i) “dividend junior stock” (as defined below under the caption “—Definitions,” and which includes our common stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “—Definitions,” and which includes our common stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•equally with (i) dividend parity stock, which includes the Series A Preferred Stock, with respect to the payment of dividends; and (ii) liquidation parity stock, which includes the Series A Preferred Stock, with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•junior to our existing and future indebtedness; and
•structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.
The terms of the CHAD Stock will not restrict us from issuing dividend parity stock or liquidation parity stock. However, we cannot issue dividend senior stock or liquidation senior stock without the consent of holders of at least a majority of the combined outstanding voting power of the CHAD Stock and any voting parity stockholders.

As of June 30, 2026, we had approximately $215.8 million in aggregate principal amount of consolidated indebtedness outstanding. Additionally, as of June 30, 2026, there were 10,000 shares of dividend parity stock or liquidation parity stock outstanding, consisting of the Series A Preferred Stock. Our indebtedness ranks senior to the CHAD Stock.
REGULAR DIVIDENDS
Generally
The CHAD Stock will accumulate cumulative dividends, which we refer to as “regular dividends,” at the rate per annum referred to below on the stated amount thereof (and, to the extent described in the second immediately following paragraph, on unpaid regular dividends thereon), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our Board of Directors (as defined below under the caption “—Definitions”) or any duly authorized committee thereof, out of funds legally available for their payment, on each “regular dividend payment date” (as defined below under the caption “—Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “—Definitions”) immediately preceding the applicable regular dividend payment date; provided that any such payments shall be calculated for each “monthly dividend period” (as defined below under the caption “—Definitions”) and subdivided and paid on each regular dividend payment date in equally divided installments based on the number of regular dividend payment dates in each such monthly dividend period (as determined by us at least one business day prior to such monthly dividend period).

Notwithstanding the foregoing, the regular dividend occurring on the “first dividend payment date” (as defined below under the caption “—Definitions”) will be payable as a single payment and shall not be subdivided into daily installments.
The rate per annum at which regular dividends accumulate on the CHAD Stock for any “monthly dividend period” (as defined below under the caption “—Definitions”) will be the “monthly dividend rate per annum” (as defined below under the caption “—Definitions”) for such monthly dividend period. Subject to limited exceptions for the first regular dividend payment on any CHAD Stock issued pursuant to an equity line of credit offering, “at-the-market” or similar offering after the initial issue date, regular dividends on the CHAD Stock will accumulate from, and including, the calendar day after the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, the calendar day after the initial issue date) to, and including, the next regular dividend payment date.

If any accumulated regular dividend (or any portion thereof) on the CHAD Stock is not paid on the applicable regular dividend payment date and remains unpaid on the first “monthly dividend compliance date” (as defined below under the caption “—Definitions”) that is concurrent with or subsequent to the applicable regular dividend payment date (or, if such monthly dividend compliance date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend for the benefit of preferred stockholders of record as of the close of business on the regular record date immediately preceding the applicable regular dividend payment date, compounded monthly at the “compounded dividend rate” per annum applicable to the relevant monthly dividend period from, and including, the calendar day after such monthly dividend compliance date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due and unpaid on such monthly dividend compliance date (or, if such monthly dividend compliance date is not a business day, the next business day) will initially be a rate per annum equal to the monthly regular dividend rate per annum plus 25 basis points; provided, however, that until such regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 25 basis points per month for each subsequent monthly dividend period, up to a maximum rate of 20% per annum. Each reference in this prospectus supplement to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the CHAD Stock will be applied to the earliest monthly dividend period for which regular dividends have not yet been paid.

Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If we fail to declare a regular dividend on or prior to a given regular record date and such regular dividend remains unpaid prior to the monthly dividend compliance date on or following the applicable regular dividend payment date, such failure shall constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use our commercially reasonable efforts over the 60-day period following such monthly dividend compliance date to sell common stock and/or other securities to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined below under the caption “—Definitions”). Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the preferred stockholders of record as of the close of business on the “deferred regular record date” (as defined below under the caption “—Definitions”) immediately preceding such deferred regular dividend payment date. If we fail to pay in full such regular dividend, plus compounded dividends thereon, in cash by the applicable deferred regular dividend payment date, such failure shall constitute a failure to declare and pay regular dividends for purposes of determining whether a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) has occurred with respect to the right to appoint directors as described below under the caption “Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” However, if we pay such regular dividend, plus compounded dividends thereon, by such deferred regular dividend payment date in the manner described above, then the related delay in payment shall be deemed not to constitute a failure to declare or pay regular dividends for purposes of the definition of a “regular dividend non-payment event.”

The certificate of designation will not require us to declare regular dividends on the CHAD Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the CHAD Stock. See “Risk Factors—Risks Related to this Offering and Our CHAD Stock—We may not have sufficient funds to pay dividends in cash on the CHAD Stock, or we may choose not to pay dividends on the CHAD Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

See “Risk Factors—Risks Related to this Offering and Our CHAD Stock—Our right to unilaterally reduce the regular dividend rate could cause the CHAD Stock to accumulate dividends at rates that are below those of otherwise comparable instruments, could cause the trading price or value of the CHAD Stock to decrease, and could otherwise significantly harm investors.”
Method of Payment
Each declared regular dividend on the CHAD Stock will be paid in cash.
Treatment of Dividends Upon Repurchase Upon Fundamental Change or Redemption
If the “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase CHAD Stock”), or redemption date of any share of CHAD Stock to be repurchased or redeemed is after a regular record date for a declared regular dividend on the CHAD Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share.
Except as described in the preceding paragraph, regular dividends on any share of CHAD Stock will cease to accumulate after the fundamental change repurchase date or redemption date, as applicable, for such share.
Limitations on Our Ability to Pay Dividends
We may not have sufficient cash to pay regular dividends on the CHAD Stock in cash. In addition, applicable law (including the NRS and, specifically, NRS 78.288(2)) regulatory authorities, and the agreements governing our indebtedness, may restrict our ability to pay dividends on the CHAD Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends to the extent paid in cash on the CHAD Stock. See “Risk Factors—Risks Related to this Offering and Our CHAD Stock—We may not have sufficient funds to pay dividends in cash on the CHAD Stock, or we may choose not to pay dividends on the CHAD Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”
Priority of Dividends; Limitation on Junior Payments; No Participation Rights
Except as described below under “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” the certificate of designation will not prohibit or restrict us or our Board of Directors from declaring or paying any dividend or other distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or other distribution is declared on the CHAD Stock, the CHAD Stock will not be entitled to participate in such dividend or other distribution.

For purposes of the descriptions below under the captions “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” a regular dividend on the CHAD Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the certificate of designation, to pay such regular dividend is set aside for the benefit of the holders of CHAD Stock entitled thereto.
Limitation on Dividends on Parity Stock
If less than all accumulated and unpaid regular dividends on the outstanding CHAD Stock have been declared and paid as of any monthly dividend compliance date, then, until and unless all accumulated and unpaid regular dividends on the outstanding CHAD Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the CHAD Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of CHAD Stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of CHAD Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).
Limitation on Certain Payments
If any CHAD Stock is outstanding, then no dividends or other distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “—Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the CHAD Stock then outstanding for all prior completed monthly dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:
•dividends and other distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;
•the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;
•purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “—Definitions”);
•purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;
•purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;
•(x) dividends and other distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;
•purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding monthly dividend compliance date and such purchases, if effected immediately before such monthly dividend compliance date, would not have been prohibited by the provision described in the first sentence under this “—Limitation on Certain Payments” section;
•the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided, that such transactions are on customary terms and were entered into either (x) before the initial issue date or (y) in compliance with the provision described in the first sentence under this “—Limitation on Certain Payments” section;
•the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);
•the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and
•the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.
For the avoidance of doubt, the provisions described in this “—Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.
Any dividend senior stock that we may issue in the future in accordance with the provision described in clause (3) under the caption “—Voting Rights—Voting and Consent Rights with Respect to Specified Matters” below could contain provisions similar to the one described in this “—Limitation on Certain Payments” section which could prohibit us from paying accumulated dividends on the CHAD Stock or purchasing, redeeming or acquiring the CHAD Stock until and unless we first pay accumulated dividends in full on such dividend senior stock.
Tax Considerations
A holder or beneficial owner of the CHAD Stock may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax with respect to any increase in the liquidation preference, any discount at issuance or any call premium above issue price. Applicable withholding taxes (including backup withholding) may be withheld from dividends. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a stockholder, then those withholding taxes may be withheld from or set off against payments of cash in respect of the CHAD Stock or sales proceeds received by, or other funds or assets of, that stockholder. We or any other withholding agent may also require alternative arrangements to collect any withholding tax to ensure that we or such withholding agent is not out-of-pocket for any potential withholding tax liability. See “Risk Factors—Risks Related to this Offering—Holders of CHAD Stock may be treated as receiving deemed distributions, and consequently may be subject to tax with respect to the CHAD Stock under certain circumstances, even though no corresponding distribution of cash has been made.”
RIGHTS UPON OUR LIQUIDATION, DISSOLUTION OR WINDING UP
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors, each share of CHAD Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:
•the “liquidation preference” (as defined below under the caption “—Definitions”) per share of CHAD Stock as of the business day immediately before the date of such payment; plus
•all accumulated and unpaid regular dividends (plus compounded dividends thereon), if any, on such share to, and including, the date of such payment.
Upon payment of such amount in full on the outstanding CHAD Stock, holders of the CHAD Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of CHAD Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of CHAD Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.
For purposes of the provisions described above in this “—Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the CHAD Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
The certificate of designation for our CHAD Stock will not contain any provision requiring funds to be set aside to protect the liquidation preference of the CHAD Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the CHAD Stock upon our liquidation, dissolution or winding up. See “Risk Factors—Risks Related to this Offering and Our CHAD Stock—Although the CHAD Stock will be senior to our common stock, it will be junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.”
VOTING RIGHTS
The CHAD Stock will have no voting rights except as described below or as provided in our articles of incorporation or required by the NRS.
Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events
Generally
If a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) occurs, then if required under our articles of incorporation or bylaws in order to increase the size of the Board of Directors, we will obtain Board of Directors and/or stockholder approval to amend our articles of incorporation to increase the authorized number of our directors by one (or, to the fullest extent permitted under the NRS and our articles of incorporation, we will cause the office of one director to be vacated), and the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director to fill such vacant directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose) and at each following annual meeting of our stockholders until such regular dividend non-payment event has been cured, at which time such right will terminate with respect to the CHAD Stock until and unless a subsequent regular dividend non-payment event occurs. However, as a condition to the election of any such director, whom we refer to as a “preferred stock director,” such election must not cause us to violate any rule of any securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent. We refer to this condition as the “director qualification requirement.” In addition, notwithstanding anything to the contrary, our Board of Directors will at no time include more than two preferred stock directors, regardless of how many classes of voting parity stock (which term, solely for purposes of this sentence, includes the CHAD Stock) have rights that are then exercisable to elect any number of preferred stock directors. Upon the termination of such right with respect to the CHAD Stock and all other outstanding voting parity stock, if any, the term of office of any person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such regular dividend non-payment event(s), then the authorized number of our directors will automatically decrease by one or two, as applicable).
A preferred stock director will hold office until our next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above. However, if:
•a class or series of voting parity stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding;
•such voting rights become exercisable at a time when a preferred stock director holds office with respect to the CHAD Stock; and
•a special meeting of our stockholders is called for the purpose of electing a director pursuant to such voting rights, then (x) holders of the CHAD Stock will be entitled to vote, as a single class with the holders of such class or series of voting parity stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such preferred stock director of the CHAD Stock will terminate upon the election, at such special meeting, of the new director(s).
For the avoidance of doubt, the compensation, if any, payable to any preferred stock director will be at our sole and absolute discretion, subject to any applicable provisions of the NRS.

Removal and Vacancies of a Preferred Stock Director
At any time, a preferred stock director may be removed with cause by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least two-thirds of the combined voting power of the CHAD Stock and such voting parity stock.

During the continuance of a regular dividend non-payment event, a vacancy in the office of a preferred stock director (other than a vacancy before the initial election of the preferred stock director in connection with such regular dividend non-payment event) may be filled, subject to the director qualification requirement, by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the CHAD Stock and such voting parity stock.
The Right to Call a Special Meeting to Elect a Preferred Stock Director
During the continuance of a regular dividend non-payment event, the preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least 25% of the combined voting power of the CHAD Stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of a preferred stock director (including an election to fill any vacancy in the office of a preferred stock director). Such right may be exercised by written notice, executed by such preferred stockholders and holders, as applicable, delivered to us at our principal executive offices (except that, in the case of any global certificate representing the CHAD Stock or such voting parity stock, such notice must instead comply with the applicable depositary procedures). However, if our next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and we are otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.
Voting and Consent Rights with Respect to Specified Matters
Subject to the other provisions described below, while any CHAD Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the CHAD Stock and such voting parity stock, if any:
1.any amendment, modification or repeal of any provision of our articles of incorporation or the certificate of designation that materially adversely affects the special rights, preferences or voting powers of the CHAD Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “—Certain Amendments Permitted Without Consent”); and
2.our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the CHAD Stock, in each case unless:
a.the CHAD Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;
b.the CHAD Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our Board of Directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the CHAD Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and
c.the issuer of the CHAD Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the certificate of designation and the CHAD Stock.
3.the creation or issuance, or increase in the authorized or issued number, of any dividend senior stock or liquidation senior stock.
However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of the clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to the first bullet above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the CHAD Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1), (2) or (3):
•any increase in the number of the authorized but unissued shares of our undesignated preferred stock;
•any increase in the number of authorized or issued shares of CHAD Stock; and
•the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend junior stock, liquidation junior stock, dividend parity stock or liquidation parity stock), provided that such class or series of stock is not dividend senior stock or liquidation senior stock.
If any event described in paragraphs (1), (2) or (3) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the CHAD Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the CHAD Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the CHAD Stock then outstanding.
Certain Amendments Permitted Without Consent
Notwithstanding anything to the contrary described in paragraph (1) above under the caption “—Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the CHAD Stock without the vote or consent of any preferred stockholder to:

•cure any ambiguity or correct any omission, defect, inaccuracy, error or inconsistency in the certificate of designation or the certificates representing the CHAD Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 78.0295 of the NRS in connection therewith;
•conform the provisions of the certificate of designation or the certificate representing the CHAD Stock to this “Description of Variable Rate Series C Perpetual Preferred Stock” section, as supplemented by the related pricing term sheet;
•provide for or confirm the issuance of additional CHAD Stock pursuant to the certificate of designation;
•provide for any transfer restrictions that apply to any shares of CHAD Stock (other than the shares of CHAD Stock issued in this offering and any shares of CHAD Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or
•make any other change to our articles of incorporation, the certificate of designation or the certificates representing the CHAD Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our Board of Directors in good faith).
For the avoidance of doubt, a temporary or permanent increase in the redemption price per share of CHAD Stock to be redeemed, or a temporary or permanent elimination of our right to redeem any CHAD Stock, pursuant to an optional redemption, a clean-up redemption or a tax redemption will be deemed not to adversely affect the rights of any preferred stockholder as such.
Procedures for Voting and Consents
If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by preferred stockholders (and, if applicable, holders of voting parity stock), of preferred stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—The Right to Call a Special Meeting to Elect a Preferred Stock Director” will, at their election, be entitled to specify one or more preferred stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any preferred stock director (including an election to fill any vacancy in the office of any preferred stock director).
Each share of CHAD Stock will be entitled to one vote on each matter on which the holders of the CHAD Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the CHAD Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the CHAD Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the CHAD Stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).
At any meeting in which the CHAD Stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any preferred stock director (including to fill any vacancy in the office of any preferred stock director), the presence, in person or by proxy (regardless of whether the proxy has the authority to vote on any matter), of holders of CHAD Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the CHAD Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the CHAD Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a preferred stock director.

A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at an annual meeting or a special meeting of stockholders.
REDEMPTION AT OUR OPTION
The CHAD Stock will not be redeemable at our option except pursuant to an optional redemption, a clean-up redemption or a tax redemption, as described below.

Optional Redemption
Subject to the terms of the certificate of designation, we will have the right, at our election, to redeem all, or any whole number of, shares of the issued and outstanding CHAD Stock, at any time, and from time to time, on a redemption date on or after the first date on which the CHAD Stock is listed on the Nasdaq Capital Market or a cash purchase price equal to $11.00 (or such higher price as may be chosen in our sole discretion, it being understood that such higher price (or the formula to determine such higher price) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption. We refer to a redemption pursuant to the provision described above as an “optional redemption.”
If less than all CHAD Stock then outstanding are called for optional redemption, then the CHAD Stock to be redeemed will be selected by us as follows: (i) in the case of CHAD Stock represented by any global certificate(s), in accordance with the depositary procedures; and (ii) in the case of CHAD Stock represented by any physical certificate(s), pro rata, by lot or by such other method we consider fair and appropriate.
Clean-Up Redemption
Subject to the terms of the certificate of designation, we will have the right, at our election, to redeem all, but not less than all, of the outstanding CHAD Stock, at any time for cash if the total number of shares of CHAD Stock then outstanding is less than 25% of the total number of shares of the CHAD Stock originally issued in this offering and in any future offering taken together. We refer to a redemption pursuant to the provision described above as a “clean-up redemption.”
Tax Redemption
Subject to the terms of the certificate of designation, we will have the right, at our election, to redeem all, and not less than all, of the CHAD Stock, at any time, for cash if a “tax event” (as defined below under the caption “—Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”
Redemption Date
The redemption date will be a business day of our choosing that is no more than 60 calendar days, nor less than three business days, after the date we provide the related redemption notice, as described below. In the case of an optional redemption, the redemption date must be on or after the first date on which the CHAD Stock is listed on the Nasdaq Capital Market.
Redemption Price
The redemption price for a share of CHAD Stock called for either optional redemption, clean-up redemption or tax redemption will be an amount equal to (i) either (1) in the case of an optional redemption, $11.00 (or such higher amount as may be chosen in our sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption); or (2) in the case of a clean-up redemption or tax redemption, the liquidation preference of such share as of the business day before the date we provide the related redemption notice, as described below, plus, in each case, (ii) accumulated and unpaid regular dividends (plus, if applicable, compounded dividends thereon) on such share to, and including, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the CHAD Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, and including, such redemption date over (y) the amount of such declared regular dividend on such share.
Redemption Notice
We will provide to the preferred stockholders notice of the redemption containing certain information set forth in the certificate of designation, including the redemption price and the redemption date.
FUNDAMENTAL CHANGE PERMITS PREFERRED STOCKHOLDERS TO REQUIRE US TO REPURCHASE CHAD STOCK
Generally
If a fundamental change occurs, then, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of CHAD Stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we provide the related fundamental change notice, as described below. We refer to a repurchase of any CHAD Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.”

Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of CHAD Stock that is not a whole number.
The repurchase price (the “fundamental change repurchase price”) for a share of CHAD Stock tendered for repurchase will be an amount equal to (i) the stated amount of such share, plus (ii) accumulated and unpaid regular dividends on such share to, and including, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date for a declared regular dividend on the CHAD Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, and including, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will provide to each preferred stockholder notice of such fundamental change containing certain information set forth in the certificate of designation, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their CHAD Stock for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to any CHAD Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the certificate of designation, including the certificate number of any physical certificate representing any CHAD Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.
A holder of CHAD Stock that has delivered a fundamental change repurchase notice with respect to any CHAD Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the certificate of designation, including the certificate number of any physical certificate representing any CHAD Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.
CHAD Stock to be repurchased must be delivered to the paying agent (in the case of CHAD Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of CHAD Stock represented by any global certificate) for the holder of such CHAD Stock to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase CHAD Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.
Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions
Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of CHAD Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of CHAD Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of CHAD Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of CHAD Stock then outstanding.

Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase CHAD Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered CHAD Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any CHAD Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such CHAD Stock.
NO PREEMPTIVE RIGHTS
Without limiting the rights of preferred stockholders described above, the CHAD Stock will not have any preemptive rights to subscribe for or purchase any of our securities.
CALCULATIONS
Responsibility; Schedule of Calculations
Except as otherwise provided in the certificate of designation, we will be responsible for making all calculations called for under the certificate of designation or the CHAD Stock, including determinations of the monthly dividend rate per annum, last reported sale prices, liquidation preference, fundamental change repurchase price, redemption price and accumulated regular dividends and compounded dividends on the CHAD Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any CHAD Stock upon written request.
Calculations Aggregated for Each Preferred Stockholder
The composition of the consideration due upon the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the CHAD Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of CHAD Stock of such preferred stockholder to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.
Notices
We will provide all notices or communications to preferred stockholders pursuant to the certificate of designation in writing by electronic mail, first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the CHAD Stock. However, in the case of CHAD Stock represented by one or more global certificates, we are permitted to provide notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we provide in this manner will be deemed to have been properly sent to such preferred stockholders in writing. In addition, notices of an adjusted monthly regular dividend rate per annum may be sent in the manner set forth in the definition of such term.
DEFINITIONS
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the initial issue date.
“Board of Directors” means our Board of Directors or a committee of such Board of Directors duly authorized to act on behalf of such Board of Directors.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, any day that is not a “trading day” (as defined below) or any day on which the “depositary” (as defined below) is closed for business or providing limited settlement services.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Common stock” means our common stock, $0.00001 par value per share.
“Close of business” means 5:00 p.m., New York City time.

“Compounded dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”
“Compounded dividend rate” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Deferred regular dividend payment date” shall mean the date that is one trading day after the 60th calendar day after a monthly dividend compliance date on or following a regular dividend payment date with respect to which the full amount of regular dividends has not been paid (or, if such trading day is not a business day the next business day).
“Deferred regular record date” means the business day preceding the deferred regular dividend payment date.
“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of CHAD Stock.
“Depositary procedures” means, with respect to any transfer, exchange or other transaction involving a global certificate representing any CHAD Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.
“Director qualification requirement” has the meaning set forth under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events — Generally.”
“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the CHAD Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our common stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.
“Dividend parity stock” means any class or series of our stock (other than the CHAD Stock) whose terms expressly provide that such class or series will rank equally with the CHAD Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend parity stock includes our Series A Preferred Stock. For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.
“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the CHAD Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“First dividend payment date” means October 1, 2026.
“Fundamental change” means any of the following events:
i.either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock; or
ii.the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii).
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso), and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Initial issue date” means the first date any CHAD Stock offered by this prospectus is issued.
“Junior stock” means any dividend junior stock or liquidation junior stock.
“Last reported sale price” per share of CHAD Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of CHAD Stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the CHAD Stock is then listed. If the CHAD Stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of CHAD Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the CHAD Stock is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of CHAD Stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters (or, if no such last bid price or last ask price is available, the fair value of one share of CHAD Stock on such trading day determined by a nationally recognized independent investment banking firm we select, which may be any of the underwriters).
“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the CHAD Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our common stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.
“Liquidation parity stock” means any class or series of our stock (other than the CHAD Stock) whose terms expressly provide that such class or series will rank equally with the CHAD Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation parity stock includes our Series A Preferred Stock. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.
“Liquidation preference” initially means $10.00 per share of CHAD Stock; provided, however, that, effective immediately after the close of business on each business day after the initial issue date (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of CHAD Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of CHAD Stock will be adjusted to be the greatest of (i) the stated amount per share of CHAD Stock; (ii) in the case of any business day with respect to which we have, on such business day, executed any sale transaction to be settled by the issuance of CHAD Stock, an amount equal to the last reported sale price per share of CHAD Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of CHAD Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day, provided, however, that, if applicable, the reference in this clause (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, the initial issue date to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which we execute any sale transaction to be settled by the issuance of CHAD Stock (other than the CHAD Stock initially issued on the initial issue date), the liquidation preference per share of CHAD Stock shall not exceed $11.00 per share. Whenever in this prospectus we refer to the liquidation preference of the CHAD Stock as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the liquidation preference immediately after the close of business on such date. For purposes of this definition, references to our execution of any sale transaction to be settled by the issuance of CHAD Stock includes any resale of any shares of CHAD Stock that we or any of our subsidiaries have purchased or otherwise acquired.
“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the CHAD Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.
“Market disruption event” means, with respect to the CHAD Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the CHAD Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the CHAD Stock or in any options contracts or futures contracts relating to the CHAD Stock.
“Monthly dividend compliance date” means (i) the date which is 30 calendar days from the initial issue date and (ii) subsequently, the final calendar day of each calendar month.
“Monthly dividend period” means each period from, and including, the business day after a monthly dividend compliance date to, and including, the next monthly dividend compliance date; provided, in the case of the first monthly dividend period, from, and including, the initial issue date.
“Monthly regular dividend rate per annum” means, (a) with respect to the monthly dividend period beginning on the initial issue date, a rate per annum equal to thirteen percent (13.00%); and (b) with respect to each following monthly dividend period (each such monthly dividend period being referred to as the “reference monthly dividend period” for purposes of this definition), the monthly regular dividend rate per annum will be the monthly regular dividend rate per annum applicable to the immediately preceding monthly dividend period, unless the Company elects, in its sole and absolute discretion, by providing notice of the same to holders before the first business day of such reference monthly dividend period, a different monthly regular dividend rate per annum to apply to such reference monthly dividend period, provided such different monthly regular dividend rate per annum cannot be (i) negative; (ii) less than a rate per annum equal to the excess, if any, of (x) the monthly regular dividend rate per annum applicable to the monthly dividend period immediately preceding such reference monthly dividend period, over fifty (50) basis points. Notwithstanding anything to the contrary, the Company will not be entitled to elect to reduce the monthly regular dividend rate per annum pursuant to clause (b) of the preceding sentence unless and until (x) three (3) months following the initial issue date, or such earlier time as the arithmetic average of the last reported sale prices per share of CHAD Stock for each trading day of twenty (20) consecutive trading days at any time during the three (3) months following the initial issue date exceeds $10.00, (y) at the time we provide the notice referred to in such clause, all accumulated regular dividends, if any, on the CHAD Stock then outstanding for all prior completed monthly dividend periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with the certificate of designation, to pay such accumulated regular dividends, is set aside for the benefit of the holders entitled thereto) and (z) the arithmetic average of the last reported sale prices per share of CHAD Stock for each trading day during the immediately preceding monthly dividend period is not less than $9.90 per share. For the avoidance of doubt, for purposes of the preceding sentence, if such notice is sent on the last day of a monthly dividend period, then such monthly dividend period will not be considered to be “completed.” Notwithstanding anything to the contrary, the notice referred to in this definition must set forth the applicable monthly regular dividend rate per annum and the monthly dividend period to which it applies, and such notice will be deemed to have been duly sent if either (a) it is sent in compliance with the provisions described in the certificate of designation; or (b) the information required to be included in such notice is (i) set forth in a press release issued through such national newswire service as we then use or (ii) published through such other widely disseminated public medium as we then use, including its website.
“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on the initial issue date, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).
“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Joseph Onorati, Fei (John) Han, Parker White, Defi Dev LLC, 3277447 Nova Scotia Ltd, and SolSync Solutions Partnership.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Preferred stock director” means any person elected to serve as our director in connection with a regular dividend non-payment event pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Preferred stockholder,” or “holder” of any CHAD Stock, means any person in whose name any share of CHAD Stock is registered on the registrar’s books.

A “regular dividend non-payment event” will be deemed to occur upon the occurrence of either of the following events (in each case, subject to the provisions described above under the caption “—Regular Dividends—Generally"): (i) if less than the full amount of accumulated and unpaid regular dividends on the shares of CHAD Stock outstanding as of a monthly dividend compliance date have been declared and paid within 60 days of the following monthly dividend compliance date in respect of each of twelve (12) or more consecutive monthly dividend compliance dates; or (ii) if less than the full amount of accumulated and unpaid regular dividends on the shares of CHAD Stock outstanding as of a monthly dividend compliance date have been declared and paid by the following monthly dividend compliance date in respect of each of twenty-four (24) or more consecutive monthly dividend compliance dates. A regular dividend non-payment event described in clause (i) shall entitle the holders of the CHAD Stock, voting together as a single class with the holders of any other voting parity stock entitled to similar rights, to designate one preferred stock director in accordance with the provisions described under the caption "—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events." A regular dividend non-payment event described in clause (ii) shall entitle the holders of the CHAD Stock, voting together as a single class with the holders of any other voting parity stock entitled to similar rights, to designate a second preferred stock director in accordance with the provisions described under the caption "—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events." A regular dividend non-payment event shall be deemed to continue until all accumulated and unpaid regular dividends on the outstanding CHAD Stock have been paid in full, at which time such regular dividend non-payment event shall be deemed cured and shall cease to be continuing. For purposes of this definition, regular dividends shall be deemed paid if such dividends have been duly declared and cash sufficient to pay such dividends has been set aside for the benefit of the holders entitled thereto. For the avoidance of doubt, the regular dividend non-payment events set forth in clauses (i) and (ii) above are separate regular dividend non-payment events, each providing for a separate right to appoint a preferred stock director.

“Regular dividend payment date” means, with respect to any share of CHAD Stock, each business day of each monthly dividend period, beginning after the first dividend payment date.

“Regular dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Regular record date” means, with respect to the first regular dividend payment date, September 30, 2026, and with respect to any subsequent regular dividend payment date, the business day immediately preceding the business day on which such regular dividend payment date occurs.
“Securities Act” means the U.S. Securities Act of 1933, as amended

“Series A Preferred Stock” means our Series A preferred stock, $0.00001 par value per share.
“Stated amount” means $10.00 per share of CHAD Stock.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:
•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the CHAD Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after the date of this prospectus, there is more than an insubstantial risk that any of the outstanding CHAD Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Trading day” means, with respect to the CHAD Stock, any day on which (i) trading in the CHAD Stock generally occurs on the principal U.S. national or regional securities exchange on which the CHAD Stock is then listed or, if the CHAD Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the CHAD Stock is then traded; and (ii) there is no market disruption event. If the CHAD Stock is not so listed or traded, then “trading day” with respect to the CHAD Stock means a business day.

“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events” and “—Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
BOOK ENTRY, SETTLEMENT AND CLEARANCE
Global Certificates
The CHAD Stock will be initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:
•upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of CHAD Stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters; and
•ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).
Book-Entry Procedures for Global Certificates
All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the CHAD Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•“clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of CHAD Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the CHAD Stock represented by that global certificate for all purposes under the certificate of designation. Except as provided below, owners of beneficial interests in a global certificate:
•will not be entitled to have CHAD Stock represented by the global certificate registered in their names;
•will not receive or be entitled to receive physical, certificated CHAD Stock registered in their respective names (“physical certificates”); and
•will not be considered the owners or holders of the CHAD Stock under the certificate of designation for any purpose.
As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the certificate of designation.
Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Certificates
A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:
•DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.
DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and provisions of our articles of incorporation (“Articles of Incorporation”) and our bylaws (the “Bylaws”) and contains summaries of their material terms and provisions. These summaries are qualified in their entirety by reference to such complete documents, copies of which are publicly available through our filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.
OVERVIEW
We have two classes of stock, common stock and preferred stock. We are authorized to issue 2,000,000,000 total shares of stock, of which 1,000,000,000 shares are designated as common stock, par value $0.00001 per share (the “common stock”), and 1,000,000,000 shares are designated as preferred stock, par value $0.00001 per share (the “preferred stock”). Preferred stock consists of 100,000 shares of our preferred stock are designated as Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred stock”).
COMMON STOCK
Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock have the exclusive right to vote on all matters requiring stockholder action. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. The holders of common stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of shares of common stock will be entitled to share ratably in any of our assets and funds available for distribution to stockholders
PREFERRED STOCK
Under the Articles of Incorporation, our Board of Directors has authority, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue up to 1,000,000,000 shares of preferred stock in one or more series and to establish from time to time the number of shares of preferred stock in each such series and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each such series. The issuance of preferred stock could adversely affect the rights of holders of common stock or impede the completion of a merger, tender offer or other takeover attempt.
Series A Preferred Stock
Pursuant to the Series A Certificate of Designation filed with the Nevada Secretary of State on June 26, 2026, and effective as of June 26, 2026, we are authorized to issue up to 100,000 shares of Series A Preferred Stock with a stated value of $0.00001 per share. Each share of Series A Preferred Stock is entitled to 10,000 votes. The holders of shares of Preferred Stock are entitled to vote on all matters on which our common stock shall be entitled to vote unless prohibited by law or as set forth in the Certificate of Designation. The holders of the Series A Preferred Stock are not entitled to dividends. Upon the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of our Series A Preferred Stock will be entitled to receive out of our assets an amount equal to the par value of the outstanding Series A Preferred Stock. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock.
ANTI-TAKEOVER EFFECTS OF NEVADA LAW AND OUR ARTICLES OF INCORPORATION
The NRS contains provisions that may have the effect of delaying, deterring or preventing a change in control of our company. The “business combination” provisions of NRS 78.411 through 78.444, inclusive, regulate certain combinations between a Nevada corporation and an “interested stockholder” (as defined by NRS 78.423). In general, these provisions restrict a “resident domestic corporation” (as defined in NRS 78.247) with at least 200 stockholders of record from engaging in certain combinations with an interested stockholder for a period of four years after the date of the transaction in which the person became an interested stockholder, unless certain statutory conditions are satisfied, including, in certain circumstances, prior approval by the Board of Directors or approval by the requisite voting power of the corporation’s stockholders. A “combination” (as defined in NRS 78.416) includes, among other things, certain mergers or consolidations, sales, leases, exchanges or other dispositions of assets and certain issuances or transfers of securities involving the corporation and an interested stockholder.
The NRS also contains provisions governing the acquisition of a controlling interest in certain Nevada corporations under NRS 78.378 through 78.3793, inclusive. These “acquisition of controlling interest” provisions may limit the voting rights of an acquiring person with respect to shares acquired in an acquisition of a controlling interest unless certain conditions are satisfied. The applicability of these provisions is subject to the provisions of the NRS and our Articles of Incorporation and Bylaws.
AUTHORIZED BUT UNISSUED SHARES
Our Board of Directors is authorized, subject to applicable law and any applicable securities exchange requirements, to issue shares of preferred stock in one or more series and to establish the number of shares of each series and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series. Subject to applicable law, our Articles of Incorporation and the rules of any securities exchange on which our securities are listed, authorized but unissued shares of common stock and preferred stock may be available for issuance without further stockholder approval.
The issuance of additional shares of common stock or preferred stock could dilute the voting power of existing stockholders and could have the effect of delaying, deterring or preventing a change in control of our Company.
ELECTION AND REMOVAL OF DIRECTORS; NO CUMULATIVE VOTING
Our Bylaws provide that, subject to applicable law and the rights of any holders of preferred stock, directors are elected by a plurality of the votes cast by the holders of shares present in person, including by remote communication, if applicable, or represented by proxy at a meeting at which a quorum is present and entitled to vote generally on the election of directors.
Our Articles of Incorporation prohibit cumulative voting in the election of directors. Accordingly, stockholders are not permitted to cumulate their votes in the election of directors.
Our Articles of Incorporation and Bylaws provide that directors may be removed by the stockholders by not less than the minimum percentage of the voting power of the issued and outstanding shares entitled to vote permitted under NRS 78.335. As of the date our Articles of Incorporation and Bylaws were adopted, this threshold was not less than two-thirds of the voting power and which at no time shall be less than a simple majority of the voting power. This requirement may make it more difficult for stockholders to change the composition of our Board of Directors.
VACANCIES ON THE BOARD OF DIRECTORS
Our Bylaws provide that, unless otherwise provided in our Articles of Incorporation, vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other causes, and newly created directorships resulting from an increase in the number of directors, generally may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless our Board of Directors determines that such vacancy or newly created directorship will be filled by the stockholders.
A director elected to fill a vacancy generally serves for the remainder of the term of the director whose vacancy is being filled and until such director's successor has been elected and qualified.
SPECIAL MEETINGS OF STOCKHOLDERS
Our Bylaws provide that special meetings of our stockholders may be called by (i) the Chair of our Board of Directors, (ii) our Chief Executive Officer, (iii) our Board of Directors pursuant to a resolution adopted by directors representing a quorum of our Board of Directors or (iv) holders of shares entitled to cast not less than 50% of the voting power at the meeting.
If a special meeting is properly requested by a person or persons other than our Board of Directors, the request must comply with the procedures specified in our Bylaws. Only business specified in the notice of the special meeting may be transacted at the meeting.
ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election to our Board of Directors. Among other things, a stockholder seeking to bring business before an annual meeting or nominate a person for election to our Board of Directors must provide timely written notice containing the information required by our Bylaws.
These advance notice requirements may have the effect of precluding the consideration of certain business or nominations at a meeting if the applicable procedures are not followed.
STOCKHOLDER ACTION BY WRITTEN CONSENT
Our Bylaws permit stockholders to take action without a meeting, without prior notice and without a vote, by written consent, including by electronic transmission, signed by holders of at least a majority of the voting power, unless a different proportion of voting power would be required to authorize or take the applicable action at a meeting at which all shares entitled to vote were present and voted, in which case such different proportion is required.
Written consents must satisfy the procedural and timing requirements set forth in our Bylaws and applicable Nevada law.

AMENDMENTS TO OUR BYLAWS
Our Board of Directors is expressly authorized under our Articles of Incorporation to adopt, amend, alter or repeal our Bylaws. Our Bylaws may also be adopted, amended, altered or repealed by our stockholders; provided that the affirmative vote of holders of at least a majority of the total voting power of our outstanding voting securities, voting together as a single class, is required for stockholders to amend, alter or repeal our Bylaws or adopt any provision of our Bylaws.

CHOICE OF FORUM
Our Articles of Incorporation provide that, to the fullest extent permitted by law and unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada will be the sole and exclusive forum for certain actions, suits or proceedings, including actions brought in the name or right of the

Company or on its behalf; actions asserting a claim for breach of a fiduciary duty owed by any current or former director, officer or controlling stockholder of the Company in such capacity; certain internal actions, as defined in NRS 78.046; and actions asserting a claim governed by the internal affairs doctrine or as to which the NRS confers jurisdiction on the district courts of the State of Nevada.
If the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over such action, suit or proceeding, our Articles of Incorporation generally designate another state district court located in Nevada as the exclusive forum or, if no Nevada state district court has jurisdiction, a federal district court located within Nevada. These exclusive forum provisions do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Our Articles of Incorporation also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended, against any person in connection with an offering of our securities.
These choice of forum provisions may limit a stockholder's ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with us or our directors, officers or controlling stockholders, which may discourage such lawsuits. A court could determine that any such choice of forum provision is inapplicable or unenforceable with respect to a particular claim or action. Stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

WAIVER OF JURY TRIAL FOR CERTAIN INTERNAL ACTIONS
Our Articles of Incorporation provide that, to the fullest extent not inconsistent with applicable U.S. federal law, any “internal action,” as defined in NRS 78.046, must be tried before a court of competent jurisdiction with the presiding judge as the trier of fact and not before a jury. Accordingly, each party to such an internal action is deemed to have waived the right to a trial by jury to the extent provided in our Articles of Incorporation and permitted by applicable law.
LIMITATION OF LIABILITY AND INDEMNIFICATION
NRS 78.138 provides that, unless a corporation's articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the statutory presumption of the business judgment rule (that such director or officer has acted in good faith, on an informed basis and with a view to the interests of the corporation) has been rebutted, and it is proven that (i) the director's or officer's acts or omissions constituted a breach of their fiduciary duties and (ii) such breach involved intentional misconduct, fraud or a knowing violation of law.

NRS 78.7502(1) provides that a corporation may indemnify, pursuant to the provisions of that subsection, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner the individual believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to the provisions of that subsection, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the individual in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney's fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. NRS 78.751 also provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law and such misconduct, fraud or violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in their capacity as a director, officer, employee or agent, or arising out of the person's status as such, whether or not the corporation has the authority to indemnify the individual against such liability and expenses.
Our Articles of Incorporation provide that the liability of our directors and officers is eliminated or limited to the fullest extent permitted by the NRS. Our Articles of Incorporation and Bylaws also provide for indemnification of our directors and officers to the fullest extent permitted by applicable Nevada law, including NRS 78.7502, 78.751, 78.138 and 78.752.

Our Articles of Incorporation further provide for the advancement of expenses incurred by directors and officers in defending certain proceedings, subject to the conditions set forth therein and applicable law.
TRANSFER AGENT AND REGISTRAR
Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our common stock and Series A Preferred Stock. The address for Colonial Stock Transfer Company, Inc. is 7840 S 700 E, Sandy, Utah 84070, and the telephone number is (801) 355-5740. VStock Transfer, LLC is the transfer agent and registrar for our CHAD Stock. The address for VStock Transfer LLC is 18 Lafayette Place, Woodmere, New York 11598.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership, and disposition that are applicable to the shares of Variable Rate Series C Perpetual Preferred Stock issued pursuant to this offering (such shares offered hereunder referred to as “CHAD Stock” or “Preferred Stock” for purposes of this discussion), but does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with shares of the Preferred Stock held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by holders who purchase such shares in this offering.
This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the Preferred Stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including, without limitation, tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for any alternative minimum tax, foreign investment companies, “controlled foreign corporations,” “passive foreign investment companies,” persons subject to special tax accounting rules as a result of any item of gross income with respect to the Preferred Stock being taken into account in an applicable financial statement, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the Preferred Stock as a position in a hedging transaction, “straddle,” constructive sale, “conversion transaction” or other risk-reduction transaction, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, mutual funds, “qualified foreign pension funds” as described in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the provisions of the Code.

Furthermore, this summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.
For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Preferred Stock that for U.S. federal income tax purposes is:
•an individual who is a citizen or resident of the United States;
•a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.
For the purposes of this discussion, a ”non-U.S. holder” means a beneficial owner of the Preferred Stock that is not a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Preferred Stock, the tax treatment of a partner in such entity or arrangement generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the Preferred Stock are urged to consult their tax advisors regarding the tax considerations of acquiring, holding, and disposing of the Preferred Stock.
We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, and disposition of the Preferred Stock or that any such position will not be sustained.
This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Preferred Stock. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or non-U.S. taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.
U.S. HOLDERS
Distributions
If you are a U.S. holder, distributions made to you with respect to the Preferred Stock will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Preferred Stock exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Preferred Stock, and thereafter as capital gain which will be long-term capital gain if your holding period for the stock exceeds one year at the time of the distribution. Distributions on the Preferred Stock constituting dividend income paid to a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Preferred Stock constituting dividend income paid to a U.S. holder that is a corporation generally will qualify for the dividends-received deduction, subject to various limitations and the satisfaction of the applicable holding period requirements. There is no assurance that we will have sufficient current or accumulated earnings and profits to ensure that any of our distributions are treated as dividends such that qualified dividend income or dividends-received deduction treatment may be available.
Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the Preferred Stock could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the Preferred

Stock, the excess is treated as gain from the sale or exchange of the Preferred Stock. Non-corporate U.S. holders that receive an extraordinary dividend could, under certain circumstances, be required to treat any losses on the sale of our Preferred Stock as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.
Deemed Distributions on the Preferred Stock
Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed distribution on the Preferred Stock upon an increase in the liquidation preference of the Preferred Stock. The matter is not entirely clear, and if our Board of Directors does not declare a distribution on the Preferred Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Preferred Stock. Furthermore, if the Preferred Stock is issued at a discount to its liquidation preference or if we can call the Preferred Stock at a price above its issue price, it may be subject to rules that require the accrual of such discount currently over deemed term of the Preferred Stock as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Although the matter is not entirely clear, we believe such a deferred dividend or discount should not be treated as giving rise to a deemed distribution on the Preferred Stock, but in light of this uncertainty, the IRS or an applicable withholding agent could take a contrary position.
We may elect to increase the price at which we may exercise our optional redemption right. See “Description of Variable Rate Series C Perpetual Preferred Stock—Optional Redemption.” It is possible that any such adjustment could be treated as giving rise to a deemed distribution under Section 305 of the Code, with the likelihood of such treatment depending on the circumstances existing at the time the redemption price is adjusted. U.S. holders are urged to consult their tax advisors regarding the tax treatment of such an increase in the redemption price.
In each case of the foregoing, if the IRS or an applicable withholding agent takes a contrary position, you may be required to include a deemed distribution in income currently with respect to the Preferred Stock even though you have not received a cash payment. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash payable to, or other funds or assets of, the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such distribution).
Sale or Redemption of Preferred Stock
A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (including a repurchase) (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Preferred Stock equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the stock so disposed. The capital gain or loss generally will be long-term capital gain or loss if your holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.
A redemption (including a repurchase) of the Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of your equity interest in us, (ii) a “substantially disproportionate” redemption of our stock with respect to you, or (iii) being “not essentially equivalent to a dividend” with respect to you, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, you must take into account not only the Preferred Stock and other equity interests in us that you actually own but also other equity interests in us that you constructively own under U.S. federal income tax rules, as well as any rights you may have to vote for the election of Board members. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control or management over our affairs may be entitled to sale or exchange treatment on a redemption of the Preferred Stock if such holder experiences any reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.
If you meet none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders—Distributions.” If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, you are urged to consult your tax advisor regarding the allocation of your tax basis in the redeemed and remaining shares of Preferred Stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular U.S. holder of the Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, you are urged to consult your tax advisor regarding the tax treatment of a redemption.
NON-U.S. HOLDERS
Distributions
Generally, subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” distributions treated as dividends, as described above under “U.S. Holders—Distributions,” paid to a non-U.S. holder with respect to the Preferred Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. Withholding may also be required in respect of dividends paid to a non-U.S. holder if certain reporting information is not provided, as described below under “—FATCA.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by timely filing a refund claim with the IRS. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the Preferred Stock.

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” dividends paid to you that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment you maintain in the United States, are taxed on a net-income basis at the regular rates and in the manner applicable to U.S. persons. You generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.
Sale or Redemption of Preferred Stock
Subject to the discussion below under “Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the Preferred Stock, other than a redemption that is treated as a distribution as discussed below, unless:
•the gain is effectively connected with your conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;
•you are a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or
•the Preferred Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the Preferred Stock or the period that the non-U.S. holder held the Preferred Stock.
A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on such gain at regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain recognized, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC.
A payment made to you in redemption of the Preferred Stock may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of Preferred Stock,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders—Distributions.”

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Deemed Distributions on the Preferred Stock
As described above under “U.S. Holders—Deemed Distributions on the Preferred Stock,” if our Board of Directors does not declare a distribution on the Preferred Stock in respect of any dividend period before the related dividend payment date or the Preferred Stock were issued at a discount, or if we elect to increase the price at which we exercise our optional redemption right, the holder may be treated as receiving a deemed distribution. If we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we (or an applicable withholding agent) may set off such payments against, or withhold such taxes from, payments of cash payable to, or other funds or assets of, the non-U.S. holder, or require alternative arrangements.
ISSUANCE OF ADDITIONAL SHARES
If in the future we issue additional shares of Preferred Stock or resell any shares of Preferred Stock that we or any of our subsidiaries have purchased or otherwise acquired (such shares, “Additional Shares”) and such Additional Shares trade under the same CUSIP or other identifying number as that of the Preferred Stock, the Preferred Stock may not be distinguishable by persons such as subsequent purchasers and withholding agents from the Additional Shares. If such Additional Shares have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from the Preferred Stock, such profile or treatment could adversely impact the Preferred Stock because of the inability to distinguish between the Preferred Stock and the Additional Shares. For example, adverse tax treatment of the Additional Shares could negatively impact the market value of the Preferred Stock. In addition, the IRS could treat a holder of the Preferred Stock as subject to the adverse consequences applicable to the Additional Shares unless the holder is able to demonstrate that it acquired the Preferred Stock in this offering and did not hold the Additional Shares. Preferred stockholders are urged to consult their tax advisors regarding these tax considerations.
Please also review the discussion below under “Fast-Pay Stock Regulations” for a discussion about the potential application of those rules to Additional Shares.
Extraordinary Dividends
If Additional Shares are issued at a price that exceeds their liquidation preference, such Additional Shares would constitute “disqualified preferred stock” for purposes of the extraordinary dividend rules. The liquidation preference of the Preferred Stock will be subject to adjustment in the manner described in this prospectus supplement. It is not entirely clear how such an adjustable liquidation preference would be treated for purposes of applying the disqualified preferred stock and the extraordinary dividend rules. However, it is possible that such adjustment may be taken into account for purposes of disqualified preferred stock determination. Even if the Preferred Stock is not issued at such a price, due to fungible trading of Additional Shares with Preferred Stock, the Preferred Stock may be considered disqualified preferred stock, unless owners of the Preferred Stock can clearly demonstrate that they purchased the Preferred Stock offered hereby as opposed to such Additional Shares. If the Preferred Stock held by a corporate U.S. holder were considered disqualified preferred stock (because such shares are indistinguishable from the Additional Shares) for any dividend received, the holder generally would be required to reduce its tax basis (but not below zero) in the Preferred Stock with respect to which the dividend is received by the non-taxed portion of the dividend. Please also review the discussion above under “U.S. Holders—Distributions” for a discussion of extraordinary dividends.
Sales at a Discount
As discussed above under “U.S. Holders—Deemed Distributions on the Preferred Stock,” if the Additional Shares are sold at a discount (or at a discount that exceeds the discount that applies to the Preferred Stock at issuance), such Additional Shares may be subject to rules that require the accrual of such discount (or such greater discount) currently over the deemed term of the Additional Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Due to fungible trading of Additional Shares with Preferred Stock, the IRS or a withholding agent may treat any such discount as resulting in deemed distributions with respect to the Preferred Stock as well as such Additional Shares. Because any such deemed distributions received by a holder would not give rise to any cash from which any applicable withholding could be satisfied, an applicable withholding agent may withhold such taxes from payments of cash payable to, or other funds or assets of, the holder or require alternative arrangements.
FAST-PAY STOCK REGULATIONS
Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the Preferred Stock or if we are reasonably expected to reduce the regular dividend rate over a meaningful time period) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.
The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination, and therefore it is possible that such a change could arise when, for example, there is a change to the terms of our optional redemption right or a compounded dividend rate comes into effect.
We do not believe that the Preferred Stock is fast-pay stock.
We also do not intend to issue any Additional Shares that would be treated as fast-pay stock. Moreover, we intend to obtain advice of counsel in connection with future offerings of Additional Shares for the purpose of analyzing the consequences of issuing such Additional Shares in light of any legal developments regarding the definition of fast-pay stock. It is possible, however, that Additional Shares may be issued at a premium above their liquidation preference. As the liquidation preference of the CHAD Stock will be subject to adjustment in the manner described in this prospectus supplement and our current intention is to issue any Additional Shares at a price per share not more than $11.00 plus accrued and unpaid dividends that may apply to such instrument at the time of its issuance, it is generally not expected that the Additional Shares would be issued at such a level of premium above their liquidation preference or optional redemption price at the time of sale of the Additional Shares so as to implicate the fast-pay stock rules. In addition, we do not intend to adjust the regular dividend rate in a manner that would cause the CHAD Stock to be treated as fast-pay stock. Any adjustment to the regular dividend rate is expected to be consistent with our current intention to maintain a long-term trading level for the CHAD Stock between $9.95 and $11.00 per share, and therefore the CHAD Stock’s dividend rate is generally expected to fluctuate over time. Nonetheless, there may be increased risk that the IRS could assert that such Additional Shares constitute fast-pay stock.
Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to the Preferred Stock or Additional Shares, we intend to provide public notice to the holders of the Preferred Stock or Additional Shares, as applicable, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.
Notwithstanding our intent not to issue Additional Shares that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat such Additional Shares as fast-pay stock. In addition, as discussed above under “—Issuance of Additional Shares,” even though we believe that the Preferred Stock offered hereby is not treated as fast-pay stock, the treatment of any Additional Shares as fast-pay stock could affect the Preferred Stock if all such shares are indistinguishable because they have the same CUSIP or other identifying number. For example, if the IRS treated such Additional Shares as fast-pay stock, a holder of the Preferred Stock might be required to demonstrate to the IRS that the holder purchased the Preferred Stock as opposed to such Additional Shares.
Furthermore, treatment of such Additional Shares as fast-pay stock could adversely affect the trading price of the Preferred Stock. Accordingly, holders are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the Preferred Stock.
INFORMATION REPORTING AND BACKUP WITHHOLDING

In general, information reporting will apply with respect to the payment of distributions (including deemed distributions) on the Preferred Stock and the payment of proceeds on the sale or other taxable disposition of the Preferred Stock, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.
We must report annually to the IRS and to each non-U.S. holder the amount of distributions (including, for this purpose, deemed distributions) paid to such holder and any tax withheld with respect to any dividends, regardless of whether withholding was required. Copies of the information returns reporting distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends (including, for this purpose, deemed distributions) in respect of Preferred Stock made to a non-U.S. entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Preferred Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts to holders of the Preferred Stock in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of these rules for their investment in the Preferred Stock.
Prospective investors should consult their tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Preferred Stock.
UNDERWRITING

The R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of shares of CHAD Stock set forth opposite its name below.

Underwriter	Number of Shares
R.F. Lafferty & Co., Inc.
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
OPTION TO PURCHASE ADDITIONAL PREFERRED SHARES
We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 330,000 shares of CHAD Stock at the public offering price, less the underwriting discount and commissions shown on the cover page of this prospectus supplement. The underwriters may exercise this option, in whole or in part, solely to cover over-allotments, if any, made in connection with this offering. The underwriters are not required to exercise such option.
COMMISSIONS AND DISCOUNTS
The underwriter has advised us that they propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $____ per share. After the initial offering of our shares, the public offering price, concession or any other term of the offering may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares are offered by the underwriter as stated herein, subject to receipt and acceptance by the underwriter and subject to their right to reject any order in whole or in part. The underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.
We have agreed to pay to the underwriter a fee of 6.0% of the aggregate sales price of the shares sold in this offering, provided that such fees will be 2% for any shares sold to purchasers introduced by us, and such fee is to be paid by means of a discount from the offering price to purchasers in the offering. In addition, we have agreed to reimburse R.F. Lafferty for all reasonable and documented out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and filing fees) incurred by R.F. Lafferty in an aggregate amount not to exceed $100,000, provided that we are not responsible for any individual expense in excess of $2,500 that has not been approved by us. We estimate that expenses payable by us in connection with this offering (including those which have already been paid), other than the underwriting discounts and commissions referred to above, will be approximately $_______ .
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes no exercise and full exercise by the underwriter of their option to purchase additional shares.

	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price
Underwriting discounts and commissions paid by us
Proceeds, before expenses, to us
OFFERING PRICE DETERMINATION
Prior to this offering, there has been no public market for the perpetual strife preferred stock. The initial offering price was negotiated between the representatives and us. In determining the initial offering price of the perpetual strife preferred stock, the representatives considered numerous factors, including prevailing market interest rates, the recent market prices of, and the demand for, our other securities, the recent history and prospects for the Bitcoin ecosystem and digital assets industry more broadly, and our financial information.
OTHER RELATIONSHIPS WITH THE UNDERWRITER
From time to time in the ordinary course of their respective businesses, the underwriter or their respective affiliates may in the future engage in investment banking and/or other services with us and our affiliates for which it may in the future receive customary fees and expenses. We have not compensated any underwriter within the 180 days prior to the date of this prospectus supplement, and do not have any arrangements to compensate any underwriter within 90 days after the date of this prospectus supplement. On May 1, 2026, we entered into a sales agreement with R.F. Lafferty, under which we may offer and sell, from time to time, shares of our common stock by any method permitted by law deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, having an aggregate offering price of up to $200,000,000 through R.F. Lafferty, acting as our sales agent or as principal.
PRICE STABILIZATION, SHORT POSITIONS AND PENALTY BIDS; PASSIVE MARKET MAKING
The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the CHAD Stock, in accordance with Regulation M under the Exchange Act:
•Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. The underwriter may close out any short position by purchasing shares of CHAD Stock in the open market.
•Syndicate covering transactions involve purchases of the CHAD Stock in the open market after the distribution has been completed in order to cover syndicate short positions.
•Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the CHAD Stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the CHAD Stock or preventing or retarding a decline in the market price of the CHAD Stock. As a result, the price of the CHAD Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the CHAD Stock. In addition, neither we nor the underwriter make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice
ELECTRONIC DISTRIBUTION
This prospectus supplement and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the underwriter. The underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares of CHAD Stock for sale to their online brokerage account holders. CHAD Stock will be allocated to the underwriter who may make internet distributions on the same basis as other allocations. In addition, CHAD Sock may be sold by the underwriter to securities dealers who resell common stock to online brokerage account holders.
Other than this prospectus supplement and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement, the documents incorporated herein and therein by reference or registration statement of which the prospectus supplement forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The underwriter is not responsible for information contained in websites that they do not maintain.
SALES TO RETAIL INVESTORS
In addition to allocations made to retail investors by the underwriter, we anticipate that a portion of the CHAD Stock offered hereby will, at our request, be offered to retail investors through SoFi and Robinhood, via their respective online brokerage platforms. SoFi and Robinhood will act as selling group members for this offering. These platforms are not affiliated with us. Purchases through these platforms will be subject to the terms, conditions, and requirements set by such platforms. Any purchase of shares of CHAD Stock in this offering through these platforms will initially be offered at the offering price listed on the cover page of this prospectus supplement. Information contained on, or that can be accessed through, such brokerage platforms does not constitute part of this prospectus supplement.
LEGAL MATTERS

The validity of the issuance of the securities offered hereby under Nevada law will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain legal matters will be passed upon for the Company by Ashurst Perkins Coie US LLP, Seattle, Washington and for the underwriter by Morgan, Lewis & Bockius LLP.

EXPERTS

The consolidated financial statements of DeFi Development Corp. as of and for the years ended December 31, 2025 and 2024, have been incorporated by reference herein in reliance upon the reports of Wolf & Company, P.C. and dbbmckennon, independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a supplement of the registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus supplement for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://defidevcorp.com. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. The information incorporated by reference into this prospectus supplement is deemed to be part of this prospectus supplement, and any information filed with the SEC after the date of this prospectus supplement will automatically be deemed to update and supersede information contained in this prospectus supplement and any accompanying prospectus.
The following documents previously filed with the SEC are incorporated by reference in this prospectus:
•Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 19, 2026 and August 13, 2026, respectively;
•Definitive Information Statement on Schedule 14C, filed with the SEC on June 5, 2026;
•Current Reports on Form 8-K filed with the SEC on January 29, 2026, February 19, 2026, April 6, 2026, April 6, 2026, May 1, 2026, May 13, 2026, June 10, 2026, June 26, 2026, August 12, 2026 and August 27, 2026.
All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the end of the offering of the common stock under this prospectus supplement, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (561) 559-4111 or by writing to us at the following address:

DeFi Development Corp.
6401 Congress Avenue, Suite 250
Boca Raton, FL 33487
Attn: Fei (John) Han, Chief Financial Officer

PROSPECTUS

$1,000,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

DeFi Development Corp. (the “Company”, “we” or “our”) may offer and sell from time to time shares of common stock; shares of preferred stock, warrants, debt securities, which may be senior debt securities or subordinated debt securities; and units that include any of these securities, or combination thereof. Collectively, the common and preferred stock, warrants, debt securities and units are referred to as the “Securities”. We may sell any combination of these Securities in one or more offerings in amounts, at prices and on terms that we determined at the time of the offering, with an aggregate offering price of up to $1,000,000,000.
This prospectus provides a general description in which the Securities listed above may be offered and sold. Each time we offer and sell Securities pursuant to this prospectus, we will provide a prospectus supplement that describes the specific manner in which Securities will be offered and may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Securities.
We may sell the Securities on a continuous or delayed basis directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters, dealers, purchasers or agents involved in the sale of our Securities and applicable fees, commissions or discount arrangements will be stated in an accompanying prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such Securities.
Our common stock is traded on the Nasdaq Stock Market stock exchange under the symbol “DFDV”. On April 16, 2026, the last reported sale price of our common stock was $4.77 per share.
Investing in our Securities involves a number of significant risks. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon accuracy or the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 27, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this shelf registration, we may from time to time, offer and sell any combination of the Securities described in this registration statement in one or more offerings for total gross proceeds of up to $1,000,000,000.
This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide the specific details of the Securities offered in a separate document called a prospectus supplement and/or free writing prospectus.
If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Accompanying prospectus supplement may also add, update or change information contained in this prospectus.
Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Securities discussed herein under the section titled “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See “Risk Factors” on page 5 of this prospectus.
You should carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, as well as the exhibits to the registration statement of which this prospectus is a part. The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates. See the section titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” for further detail.
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the registration statement or in any amendment to this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than their respective dates.
PROSPECTUS SUMMARY
THE COMPANY
DeFi Development Corp. is a publicly traded company focused on building and managing a digital asset treasury strategy centered on the Solana blockchain ecosystem. We also provide an artificial intelligence (“AI”) platform that connects commercial mortgage and small business borrowers looking for debt to refinance, build, or buy commercial property, including apartment buildings, to commercial property lenders.
Our primary business strategy focuses on the acquisition, long-term holding, and active management of Solana ("SOL") and SOL-related digital assets. Our treasury strategy includes accumulating SOL, locked SOL, liquid staking tokens such as dfdvSOL, and other SOL-denominated or SOL-native positions, and actively supporting the Solana ecosystem. We also operate and manage Solana validators and delegate our digital asset holdings with external validators, enabling us to participate directly in the Solana proof-of-stake consensus mechanism and generate staking rewards.
We consider these our two operating segments:
•Digital Asset Treasury: focuses on executing and managing our treasury strategy. Also includes our owned and managed SOL validators. This segment continuously evaluates capital market conditions, the broader cryptoeconomy, and macroeconomic factors in determining the timing and structure of financing transactions used to support the digital asset treasury strategy. The primary objective is to expand exposure to the Solana ecosystem over the long term.

•Real Estate Platform: operates our commercial real estate technology platform, which provides data, software subscriptions, and value-added services connecting commercial property borrowers and lenders, including banks, credit unions, real estate investment trusts (“REITs”), debt funds, and other institutional capital providers.
For a complete description of our business, segments, financial condition, results of operations and other important information regarding us, please refer to our filings with the SEC that are incorporated by reference into this prospectus. For information on how to access these filings, see the section titled “Where You Can Find More Information” in this prospectus.
RECENT DEVELOPMENTS
Wind Down
On March 31, 2026, our Board of Directors approved the wind down of the legacy Janover Capital Markets and Janover Insurance businesses, substantially all of the operations of our Real Estate Platform segment. The wind down reflects our strategic decision to reallocate capital and management resources toward our digital asset treasury strategy and related initiatives, focusing on SOL and the Solana ecosystem. We expect that substantially all operations of the Real Estate Platform segment will cease by the end of the second quarter 2026.
CORPORATE INFORMATION
We were originally formed as Janover Ventures LLC, a Florida limited liability company, on November 28, 2018, and converted to Janover Inc., a Delaware corporation, on March 9, 2021. We are headquartered at 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487. The Company’s website is https://defidevcorp.com and our telephone number is (561) 559-4111. Effective April 17, 2025, the Company changed its name from “Janover Inc.” to “DeFi Development Corp.” and the ticker symbol for the Company’s Common Stock changed to “DFDV” on the Nasdaq Capital Market.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company” as defined in the U.S. federal securities laws. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.
These exemptions include:
•being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
•not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•reduced disclosure obligations regarding executive compensation; and
•not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act to comply with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY
We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS

Investing in our Securities involves a high degree of risk. Before deciding whether to invest in our Securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. For more information regarding the incorporation of information herein by reference, see the section titled “Incorporation of Certain Information by Reference” for further details. Historical financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our Securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Cautionary Note Regarding Forward-Looking Statements”.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” and “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that involve expectations, plans and intentions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements include but are not limited to words such as "may," "will," "would," "should," "could," "expect," "anticipate," "believe," "estimate," "might," "intend," "continue," "strategy," "future," "opportunity," "plan," "predict," "project," "target," "potential", "forecast," and other similar expressions; however, forward-looking statements may be made without such terminology.
Any of these factors could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, which could adversely affect our businesses, results of operations or financial condition. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The following are some, but not all, of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:
•our strategic decision to concentrate on acquiring, holding and managing SOL holdings, which is tied to the price of SOL; and any decrease in the fair value of our digital assets below our carrying value could require us to incur material losses;
•fluctuations in the price of digital assets may significantly influence the market price of our common stock, particularly if investors view the value of our common stock as dependent upon or linked to the value of our digital asset holdings;
•weak crypto economic conditions may have a negative impact on our business;
•increase in new entrants into the digital asset treasury landscape;
•strategic initiatives involve inherent risks, and we may not realize the anticipated financial or strategic objectives we expect;
•adverse outcomes in litigation or government investigations, including those related to the evolving regulatory framework for digital assets, could result in significant costs, penalties, or restrictions and may require us to adopt burdensome operating requirements;
•we could be negatively impacted by a security breach, through cyber-attacks, including insider threats or otherwise, or other significant disruption of our custodians’ information technology networks and related systems;
•our digital asset holdings are less liquid than cash and cash equivalents and may not serve as a source of liquidity to the same extent, particularly during times of market instability;

•we are subject to credit risk of custodians, who do not offer the same protections as FDIC-insured banks or SIPC-covered broker-dealers, and custodian insolvency or withdrawal freezes could adversely impact our ability to access our digital assets;
•regulatory developments related to digital assets and digital asset markets in the United States or foreign countries could adversely affect our business, financial condition, and results of operations;
•our SOL treasury strategy could create complications with external service providers, such as insurance companies, banking entities, and auditors, which could have a materially adverse impact on our business;
•regulatory change reclassifying SOL as a security could lead to our falling within the definition of "investment company" under the Investment Company Act of 1940, subjecting us to significant additional regulatory requirements;
•we are not subject to legal and regulatory obligations that apply to investment companies or investment advisers, meaning our Treasury Reserve Policy and SOL strategy are not subject to the extensive legal and regulatory requirements that apply to such entities;
•SOL faces unique technical, governance, and concentration risks, including historical network outages and validator coordination failures, that could materially affect its long-term viability;
•Solana validators are relatively small in number, which may lead to coordinated censorship and centralization risks;
•our Solana validator reward yield is expected to decline over time based on Solana's declining inflation model;
•our SOL treasury strategy is dependent on the Solana Foundation and core development team, and the departure of key individuals could significantly affect the health of the Solana Network;
•SOL is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols;
•we may engage in leveraged digital asset financing strategies that increase our exposure to smart-contract, operational, and counterparty risks, and we may be subject to margin calls or forced liquidation in volatile market conditions; and
•changes in regulation or policy could adversely affect the tax treatment of rewards from staking SOL, subjecting us to additional tax liabilities.
These forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. We believe that the expectations reflected in these forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct, and such forward-looking statements included in, or incorporated by reference into this prospectus should not be unduly relied upon. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus are only as of their date and, unless otherwise required by applicable securities laws, we do not undertake any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
This prospectus includes certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the net proceeds from the sale of Securities will be used by us for working capital purposes, acquiring SOL and strategic initiatives.
Working capital uses may include operating expenses, personnel costs, professional fees, and other general and administrative expenses. We intend to use a portion of the net proceeds to acquire SOL as part of our treasury management strategy. In addition, we may use a portion of the net proceeds toward strategic initiatives, which may include investments in other digital asset treasury companies, partnerships and other business opportunities that we believe will support long-term growth.
The amounts and timing of the use of net proceeds will depend on market conditions, the availability of investment opportunities, and the timing of strategic initiatives. As a result, management will retain discretion over the allocation of the net proceeds of any offering.
DESCRIPTION OF CAPITAL STOCK

The following description summarizes some of the terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Certificate of Incorporation and Bylaws for additional information.
We have two classes of stock, common stock and preferred stock. We are authorized to issue 2,000,000,000 total shares of stock, of which 1,000,000,000 shares are designated as common stock and 1,000,000,000 shares are designated as preferred stock. Preferred stock consists of 100,000 shares of Series A. Our preferred stock and common stock have a par value of 0.00001 per share.
As of the March 31, 2026 there were (i) 29,497,394 shares of common stock outstanding and held by approximately 2,495 holders of record; and (ii) 10,000 shares of Series A preferred stock outstanding, all of which are held by Mr. Joseph Onorati, our Chief Executive Officer and Chairman, Mr. Parker White, our Chief Operating Officer and Chief Investment Officer, and Mr. Fei (John) Han, our Chief Financial Officer.
COMMON STOCK
Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably such dividends if any, as may be declared from time to time by our Board out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be, upon receipt of the payment therefor as described in this prospectus, fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any liquidation, dissolution or winding up of our affairs, holders of shares of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

PREFERRED STOCK
We are authorized to issue up to 1,000,000,000 shares of “blank check” preferred stock, $0.00001 par value. Our Board has the authority, without further stockholder authorization, to issue from time-to-time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, and could adversely affect the rights and powers, including voting rights, of our common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.
The preferred stock may be issued in traditional forms or in forms that provide for economic rights linked, in whole or in part, to the performance of a specified asset, portfolio of assets, or other metric.
Series A Preferred Stock
Pursuant to the Series A Certificate of Designation filed with the Secretary of State of Delaware on January 3, 2022, we are authorized to issue up to 100,000 shares of Series A Preferred Stock with a stated value of $0.00001 per share. Each share of Series A Preferred Stock is entitled to 10,000 votes. The holders of shares of Preferred Stock are entitled to vote on all matters on which our common stock shall be entitled to vote unless prohibited by law or as set forth in the Certificate of Designation. The holders of the Series A Preferred Stock are not entitled to dividends. Upon the event of liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of our Series A Preferred Stock would be entitled to receive the initial stated value of our preferred stock. If any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock.
DELAWARE ANTI-TAKEOVER STATUTES
We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.
CHOICE OF FORUM
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any officer, director, or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although our Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
AUTHORIZED BUT UNISSUED SHARES
The authorized but unissued shares of our common stock or preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us through a proxy contest, tender offer, merger or otherwise.
ELECTION OF DIRECTORS BY PLURALITY OF SHARES, VACANCIES
Our By-laws provide for the election of directors by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, subject to a quorum being present at such meeting. There is no cumulative voting; therefore, directors may be elected with a vote of holders of less than a majority of the outstanding common stock.
Our By-laws also provide that vacancies occurring on our Board may be filled by the affirmative votes of a majority of the remaining members of our Board or by the sole remaining director, and not by our stockholders. Such provisions in our corporate organizational documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our Board could prevent or discourage an attempt to take control of the Company through a proxy contest, tender offer, merger or otherwise.
SPECIAL MEETING OF STOCKHOLDERS, ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS, STOCKHOLDER ACTION
Our By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
AMENDMENTS
Our By-laws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in any election of Directors.
TRANSFER AGENT AND REGISTRAR
Colonial Stock Transfer Company, Inc. is the transfer agent and registrar for our common stock. The address for Colonial Stock Transfer Company, Inc. is 7840 S 700 E, Sandy, Utah 84070, and the telephone number is (801) 355-5740.
DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The applicable prospectus supplement will also describe the following terms of any warrants:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•United States federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants;
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form, or in any combination of these forms, and, if issued as part of a unit, the correspondence of the warrant form to the form of the unit and any security included in that unit;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; and
•information with respect to book-entry procedures, if any.
DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that we may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

GENERAL
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•the title of the debt securities;
•whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•the initial aggregate principal amount of the debt securities;
•the price or prices at which we will sell the debt securities;
•the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•the right, if any, to extend the interest payment periods and the duration of that extension;
•the manner of paying principal and interest and the place or places where principal and interest will be payable;
•the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•provisions for a sinking fund, purchase fund or other analogous fund, if any;
•any redemption dates, prices, obligations and restrictions on the debt securities;
•the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;
•any conversion or exchange features of the debt securities;
•whether the debt securities will be subject to the defeasance provisions in the indenture;
•whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•any special tax implications of the debt securities;
•any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
CERTAIN TERMS OF THE SENIOR DEBT SECURITIES
Covenants
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger or Sale of Assets
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.
The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Event of Default
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);
•default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;
•certain events of bankruptcy or insolvency, whether or not voluntary; and
•any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•the holder gives the trustee written notice of a continuing event of default;
•the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge
We can satisfy and discharge our obligations to holders of any series of debt securities if:
•we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;
and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance
Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance
We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;
•there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

•we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.
If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance
Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and
•deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.
If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver
We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;
•to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;
•to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;
•to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;
•to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•extends the final maturity of any senior debt securities of such series;
•reduces the principal amount of any senior debt securities of such series;
•reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•reduces the amount payable upon the redemption of any senior debt securities of such series;
•changes the currency of payment of principal of or interest on any senior debt securities of such series;
•reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);
•changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;
•modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;
•adversely affects the right to convert or exchange senior debt securities into class A common stock, other securities or property in accordance with the terms of the senior debt securities; or
•reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.
It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption
Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights
We will describe the terms upon which senior debt securities may be convertible into our class A common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our class A common stock or other securities issuable upon conversion.
No Personal Liability of Incorporators, Stockholders, Officers, or Directors
The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee
The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds
All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law
The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
SUBORDINATION OF SUBORDINATED DEBT SECURITIES
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination
The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•all of the indebtedness of that person for money borrowed;
•all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;
•all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and
•all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;
unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.
DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement.
The applicable prospectus supplement will also describe the following terms of any units, including:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any additional terms of the governing unit agreement, if applicable;
•any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, class A common stock, preferred stock, depositary shares or debt securities constituting the units.; and
•any applicable material U.S. federal income tax consequences.
The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
PLAN OF DISTRIBUTION

GENERAL
We may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•to or through underwriters, brokers or dealers;

•through a combination of any of these methods; or
•any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•on The Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•one or more underwritten offerings;
•block trades in which a broker-dealer will attempt to sell the securities as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions (at customary brokerage commissions, unless set forth otherwise in a prospectus supplement) and transactions in which a broker-dealer solicits purchasers;
•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•privately negotiated transactions, which may include a block trade;
•settlement of short sales;
•transactions through broker-dealers to sell a specified number of such securities at a stipulated price per security;
•“at the market” or through market makers or into an existing market for the securities;
•a distribution in accordance with the rules of the applicable securities exchange;
•a combination of any such methods of distribution; or
•any other method permitted pursuant to applicable law.
We may also enter into derivative or hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
With respect to each offering of securities for which a prospectus supplement is required, such prospectus supplement will state the terms of the offering of the securities, including:
•the name or names of any underwriters, agents or dealers and the amounts of securities underwritten or purchased by each of them, if any;

•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any delayed delivery arrangements;
•any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts, commissions, concessions or other compensation allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
UNDERWRITING COMPENSATION
Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Any underwriters, dealers and agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions that such underwriters, dealers and agents and remarketing firms receive and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement.
UNDERWRITERS, AGENTS AND DEALERS
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will seth forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
DIRECT SALES
We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
AT-THE-MARKET OFFERINGS
We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
INSTITUTIONAL PURCHASERS
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
INDEMNIFICATION; OTHER RELATIONSHIPS
We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.
MARKET MAKING, STABILIZATION AND OTHER TRANSACTIONS
The securities may be new issues of securities and may have no established trading market. Any shares of class A common stock will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Perkins Coie LLP, Seattle, Washington. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS

Our former independent registered public accounting firm, dbbmckennon (“dbb”), audited our consolidated financial statements for the year ended December 31, 2024. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of dbb, given their authority as experts in accounting and auditing.
Our current independent registered public accounting firm, Wolf & Company, P.C. (“Wolf”), audited our consolidated financial statements for the year ended December 31, 2025. We have incorporated by reference our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of Wolf, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract agreement or other document. Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at https://defidevcorp.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.
The following documents previously filed with the SEC are incorporated by reference in this prospectus:
•Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026;
•the description of securities contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2025, and
•Current Reports on Form 8-K filed with the SEC on January 29, 2026, February 19, 2026, April 6, 2026 and April 6, 2026.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (561) 559-4111 or by writing to us at the following address:

DeFi Development Corp.
6401 Congress Avenue, Suite 250
Boca Raton, FL 33487
Attn: Fei (John) Han, Chief Financial Officer

VARIABLE RATE SERIES C PERPETUAL PREFERRED STOCK

PROSPECTUS SUPPLEMENT

Sole Book Running Manager
R.F. LAFFERTY & Co., Inc.

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